As filed with the Securities and Exchange Commission on September 29, 2003.

Registration No. 333-105634

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM SB-2

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Terra Capital Group, Inc.

(Name of Registrant as Specified in its Charter)

Nevada	52229	36-4526078
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7975 North Hayden Road, Suite A-205

Scottsdale, AZ 85258

(480) 348-1220

(Address and telephone number of principal executive offices and principal place of business)

Stephen Carder, President

Terra Capital Group, Inc.

7975 North Hayden Road, Suite A-205

Scottsdale, AZ 85258

(480) 348-1220

(Name, address, and telephone number of agent for service)

With copies to:

Robert J. Ahrenholz, Esq.

Kutak Rock LLP

1801 California Street, Suite 3100

Denver, Colorado 80202

(303) 297-2400

Approximate date of commencement of proposed sale to the public:    From time to time as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee

Class A Secured Notes	$30,000,000	—	$30,000,000	$2,427

Class B Secured Notes	30,000,000	—	30,000,000	2,427

Class C Secured Notes	15,000,000	—	15,000,000	1,213.50

Total	$75,000,000		$75,000,000	$6,067.50

(1)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated September 29, 2003

PROSPECTUS

Up to $75,000,000

[Logo]

TERRA CAPITAL GROUP, INC.

Class A, Class B and Class C Secured Notes

We are selling up to $75,000,000 in aggregate principal amount of our Class A, Class B and Class C secured notes described in this prospectus. The secured notes are being sold for their face amount, $1,000 per secured note, plus accrued interest. The minimum purchase amount per investor is $5,000 in principal amount of secured notes, unless waived by us, plus accrued interest from the first day of the month of issuance. The secured notes will be sold in three classes and have the following terms:

Class	Aggregate Principal Amount Per Class	Stated Maturity	Annual Interest Rate
Class A	$30,000,000	Two years from the first day of the month of issuance	[ ]%
Class B	$30,000,000	Three years from the first day of the month of issuance	[ ]%
Class C	$15,000,000	Four years from the first day of the month of issuance	[ ]%

	Per secured note (1)			Total if all secured notes are sold
Public offering price		$1,000	(2)		$75,000,000
Sales commissions (3)	$			$
Maximum proceeds to us (before expenses)	$			$

(1)	Minimum investment is $5,000 per investor. Secured notes will be issued in denominations of $1,000.
(2)	Plus interest accrued from the first day of the month of purchase.
(3)	Assumes the average sales commission of %. Sales commissions will range from 3.5% to 9.5% depending on the class of secured note sold. You will not incur a direct sales commission because the secured notes earn interest without deduction for sales commissions or other expenses.

You should also carefully consider the risk factors which are described beginning on page 7 of this prospectus, including the following:

•	We are newly formed and have no operating history, which could make it difficult for you to evaluate our business.

•	Our profitability and our ability to pay principal and interest on the secured notes depend on our ability to originate land banker agreements and loans at favorable yields, and to accurately predict loan default rates, which we cannot predict.

•	This is a blind pool offering, and by investing in the secured notes, you are not entitled to evaluate for yourself the loans that we will make and the properties that will be purchased.

•	Real estate used as collateral on the loans may be inadequate to recover all amounts owed in the event of default, which could lead to losses.

•	If the secured notes are characterized as equity instead of debt, we cannot deduct the interest payments we make on the secured notes from our taxable income, which may increase our federal income tax liability.

•	Land banker agreements with and loans to affiliates may lead to conflicts of interest.

•	Our ability to generate cash to service our debt depends on many of the factors discussed above as well as others, many of which are beyond our control.

•	If the collateral securing the secured notes is insufficient and we are in default under our obligations, senior debt holders would be entitled to payment in full out of the general funds of the company before we make any additional payments on the secured notes, which could result in your not being paid the full amounts due on the secured notes.

•	We are not restricted from incurring additional debt, and we may incur additional debt secured by the collateral of the secured notes with a claim to the collateral that is equal to the Class A, Class B and Class C secured notes. Our use of a large amount of debt could adversely affect our operations and ability to pay principal and interest on the secured notes when due.

•	We have not had any earnings to date which, if continued, could result in our inability to pay you the full amounts you are entitled to on your secured notes unless we issue additional secured notes or borrow funds from other sources.

•	The secured notes are debt instruments currently senior only to our outstanding equity securities.

•	There is no minimum amount of secured notes that must be sold before we use any of the proceeds. Proceeds will not be returned to investors if we sell less than all of the $75,000,000 in secured notes being offered. The proceeds from the sales of the secured notes will be paid directly to us for deposit under the indenture promptly following each sale and will not be placed in an escrow account.

•	We may prepay the secured notes at any time without any premium.

•	There currently is no trading market for the secured notes, we do not anticipate listing the secured notes on a national securities exchange and we do not expect a public market for the secured notes will develop.

We intend to engage several NASD member broker-dealers to sell the secured notes but have engaged none to date. If engaged, these broker-dealers are expected to receive commissions from us ranging from 3.5% to 9.5% of the principal amount of the secured notes they sell.

The secured notes will be continually offered on strictly a best efforts basis either by certain of our officers or by broker-dealers.

This offering will terminate and you may not purchase secured notes under this prospectus after                          , 2004.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2003.

SUITABILITY STANDARDS

As a result of the risks inherent in an investment in the secured notes, the secured notes are suitable only for persons who meet the financial suitability standards adopted by the states in which they live, as set forth below. Our secured notes are only suitable for those who desire a relatively long term investment for which they do not need liquidity for at least two, three or four years (depending on the class of secured notes purchased), in light of the limitations on redemption and transfer described in this prospectus.

You must meet one of the investor suitability standards contained in the second and third columns in the table below and the suitability standard contained in the fourth column, if applicable, to purchased secured notes. Fiduciaries must also meet one of these conditions. If the investment is a gift to a minor, the custodian or the donor must meet these conditions. For purposes of the net worth calculations below, net worth is the amount by which your assets exceed your liabilities, but excluding your house, home furnishings or automobile(s) among your assets. Before we sell you secured notes, you will either be required to execute a subscription agreement, in which you will confirm that you meet these minimum standards, or you will be required to provide evidence that you meet these standards to our placement agent. The inclusion of a state in the chart below is for informational purposes only and is not intended to imply that the offering of secured notes has been qualified in the particular state at this time, or that the offering will be qualified in that state at a future time. We will not sell secured notes in a state in which we have not qualified the offering.

I.	II.		III.		IV.
STATE(S)	MINIMUM NET WORTH AND MINIMUM GROSS INCOME	OR	MINIMUM NET WORTH	AND	ADDITIONAL STANDARDS
California	$45,000/$45,000		$150,000

In addition to the foregoing suitability standards, we cannot accept subscriptions from anyone if the representations required are either not provided or are provided but are inconsistent with our determination that the investment is suitable for the subscriber.

PROSPECTUS SUMMARY

This summary highlights the key information contained in this prospectus. Because it is a summary, it does not contain all of the information you should consider before making your investment decision. You should read the entire prospectus carefully, including the section titled “RISK FACTORS” and the financial statements and the secured notes relating to those statements beginning on page F-1.

Terra Capital Group, Inc.

Background

We were formed on March 18, 2003. All of our activities to date have been related to the formation of our business and the preparation of this offering. Therefore, we currently have limited assets, no revenue and no operating history. Our ability to successfully implement our business plan depends in part on us obtaining adequate financial resources through this offering.

Principal executive office; investment decisions

Our principal executive offices are located at 7975 North Hayden Road, Suite A-205, Scottsdale, AZ 85258. Our telephone number is (480) 348-1220. Investment decisions for our company will be made by the investment committee of our board of directors described later in this prospectus.

Our company

We were formed to, among other things, to purchase land as “land bankers” for subsequent development and sale to real estate developers and to originate loans to real estate developers for the acquisition and development of real estate primarily in the Phoenix, Arizona metropolitan area, but also potentially including metropolitan areas in other western states including, but not limited to, Nevada, California and Utah. We currently expect that at least 85% of our activities will be land banking. Pursuant to our land banker operations, we intend to use a portion of the proceeds from the sale of the secured notes to purchase and develop parcels of real estate that we will subsequently resell to real estate developers and builders. More specifically, once we have purchased certain parcels of real estate, we plan to enter into lot release purchase contracts with real estate developers and builders that will budget the purchase of a certain number of lots over a stated period of time for construction. We will charge an imputed rate of interest on the lots that we are required to carry during the time period specified in the lot release purchase contract. We will recover this imputed interest charge as each lot is sold to the real estate developer and builder. The loans to real estate developers that we originate with the proceeds of this offering will be secured by first priority mortgages or deeds of trust on the property acquired and developed by the borrowing real estate developers. We may lend up to 100% of the cost of a project and at a loan to value ratio of up to 95%. We plan to obtain leads for real estate purchases and loans through our relationships with land brokers, real estate developers and commercial loan officers and our knowledge of the real estate market to be able to take advantage of potentially profitable opportunities as they arise. Through this process, we intend to sell parcels of real estate as land bankers and originate loans to real estate developers who intend to develop real estate for the potential future construction of commercial, single-family residential and multi-family residential properties.

We have not yet identified any of the properties we expect to purchase or the loans we expect to make to real estate developers as a result of this offering.

None of our officers, directors nor any of our affiliates will receive fees and profits in connection with this offering.

Summary of the Terms of the Offering

Secured notes	We are offering up to $75,000,000 in aggregate principal amount of three classes of our secured notes, including up to:

• $30,000,000 Class A secured notes;

• $30,000,000 Class B secured notes; and

• $15,000,000 Class C secured notes.

You must purchase at least $5,000 in principal amount of secured notes, unless we in our sole discretion waive or reduce the minimum purchase amount. We will sell the secured notes in incremental denominations of $1,000 on a continuous basis. Secured notes will be sold for their principal amount, $1,000, plus accrued interest from and including the first day of the month in which a secured note is purchased, to, but excluding, the date of purchase. The secured notes will be issued in book-entry form only without physical certificates or coupons.

Interest payments	We will pay interest only on the secured notes monthly on the 10th day of the month to the holder of record as of the last day of the month preceding the month in which the payment date occurs. Interest will be paid without any compounding. Each class of secured notes accrues interest at different rates as shown on the cover page of this prospectus. Interest will accrue from the first day of the month in which a secured note is purchased. We intend to pay interest on the secured notes primarily from proceeds received on the sales of lots to real estate developers and from loans pledged as collateral as they are collected from the borrowers. If these proceeds are insufficient to pay interest on the secured notes, we may pay interest from the sale of additional notes.

Principal payments	We will pay the principal balance of the secured notes of any class only on the respective maturity date of the secured notes. No class of secured notes will have a priority of principal payment over another.

Redemption	We may redeem any or all of the secured notes without penalty or premium, at our option, in whole or in part, at any time. If we redeem your secured notes, we will make payment in cash to you of all unpaid principal and interest accrued to the date set for redemption, but excluding the date of redemption.

Collateral	Our obligation to pay principal and interest on the secured notes generally will be secured by a pledge to the trustee on behalf of the secured note holders of all our right, title and interest in and to:

	•	the net cash proceeds received from the sale of our secured notes,

	•	the real estate we purchase as land bankers from the proceeds of this offering,

	•	the loans that we extend to real estate developers,

	•	the proceeds from our subsequent development and sale of the real estate that we purchase as land bankers,

	•	the proceeds from the repayment of loans made to real estate developers; and

	•	residential and commercial foreclosure real estate that we purchase.

Each land purchase or loan will be secured by a first priority mortgages or deed of trust on the related property.

The collateral will be pledged to the trustee for your benefit. Initially, the value of the collateral will be less than the outstanding principal amount of the secured notes. Thereafter, the value of the pledged collateral can fluctuate and may at times be greater or less than 100% of the outstanding principal amount of the secured notes. The trustee may release collateral from the lien of the indenture to us if we can demonstrate to the trustee that the sum of (i) the amounts on deposit in the funding account under the indenture and (ii) the net amount that we expect to collect on the real property or mortgage loan that are part of the collateral and the fair market value of other collateral is or will be, immediately after the transfer, at least equal to 100% of the aggregate principal amount of then outstanding secured notes plus accrued interest to the date of release.

We can issue additional series of secured notes in the future under the indenture also secured by the collateral that secures the secured notes, and can also issue securities senior in right of payment to the secured notes.

Fees and profits from the offering	The fees and profits from this offering that may be received by our officers, directors and affiliates are limited to the following:

	•	Our officers may be paid salaries in the future as described in this prospectus;

	•	Our directors will be compensated for attendance at board meetings as described in this prospectus;

	•	Our shareholders may receive distributions on their shares of our common stock. To the extent that our officers and directors or any of our affiliates own our stock, they are entitled to share in these distributions; and

	•	We may make loans to or purchase real estate from our affiliates, subject to the limitations described later in this prospectus.

Use of proceeds	We currently intend to use the net proceeds received from the sale of secured notes in the following order of priority:

	•	To purchase real estate as a land banker for subsequent development and sale to real estate developers primarily in the Phoenix, Arizona metropolitan area but also potentially including metropolitan areas in other western states, including but not limited to Nevada, California and Utah,

	•	To originate loans to real estate developers for the acquisition and development of real estate primarily in the Phoenix, Arizona metropolitan area but also potentially including metropolitan areas in other western states, including but not limited to Nevada, California and Utah and

	•	To identify and acquire residential and commercial foreclosure properties that we determine to be potentially profitable real estate investments, and

	•	To purchase residential and commercial foreclosure properties.

Plan of distribution	The secured notes will be sold on a continuous best efforts basis by various broker-dealers who have not yet been identified and who are members of the National Association of Securities Dealers, Inc. and by some of our officers and directors named later in this prospectus. Each secured note will be issued as soon as practicable after each sale. We may not be able to sell all of the secured notes offered in this prospectus.

RISK FACTORS

Your investment in the secured notes involves a high degree of risk. In addition to the other information in this prospectus, you should carefully consider the following factors in evaluating our business and us before purchasing the secured notes.

Risks related to our company

We are newly formed and have no operating history, which could make it difficult for you to evaluate our business.

We were originally organized March 18, 2003 and therefore, we have no operating history. As a result, we may not be able to successfully achieve profitability. Accordingly, our lack of an operating history makes an effective evaluation of our potential success difficult. Our viability and continued operation depend upon future profitability, our ability to generate cash flow from the real estate financing industry, and our successful development of other business opportunities. We can not assure you that we can successfully implement our business plan or that it will be profitable once implemented.

Our profitability and our ability to pay principal and interest on the secured notes depend on our ability to originate land banker agreements and loans at favorable yields, and to accurately predict loan default rates, which we cannot predict.

Our profitability will depend on many factors, which include but are not limited to:

•	our ability to enter into land banker agreements that meet our credit and quality standards at favorable yields (prices that exceed our carrying costs);

•	our ability to originate loans that meet our credit and quality standards and generate sufficient income;

•	our ability to accurately predict loan default rates; and

•	our ability to generate a sufficient volume of land banker agreements and loan originations meeting the criteria described above to provide us with enough revenue to pay our operating costs and to pay principal and interest on the secured notes.

However, we cannot predict whether we will be successful in these endeavors, and our success will frequently depend on factors outside of our control, including competition in the real estate loan markets and demand for real estate financing. To the extent that we are unsuccessful in these activities, we may suffer losses and may have difficulty in meeting our obligations to pay principal and interest on our secured notes.

This is a blind pool offering, and by investing in the secured notes, you are not entitled to evaluate for yourself the loans that we will make and the properties that will be purchased.

This is a blind pool offering in which you do not have the opportunity to evaluate the investments that we decide to make. We have not identified any borrowers or properties in which there is a reasonable probability that we will invest. By investing in the secured notes, you are relying entirely upon the ability of our management to evaluate the relevant economic, financial and other information regarding the investments that we decide to make. You should be aware that the appraisals that we are required to obtain for each property that we acquire or for the security for any loan that we make are merely estimates of value and should not be relied upon as accurate measures of true worth or realizable value. We cannot assure you that we will successfully obtain suitable investments or that, if we make investments, whether these investments will be profitable.

Our lack of diversified operations and investments increases our exposure to risks inherent in the real estate acquisition and development industry.

During our next year of operations and for the foreseeable future, we anticipate that the majority of our investments will be made in, and a majority of our income will be derived from, sales of real estate to developers and builders as a part of our land banker operations and originating and collecting on loans made to real estate developers for the purpose of acquiring and developing real estate. This lack of diversification in our operations increases our exposure to the risks of this industry. In addition, our initial portfolio of land banker agreements and loans will be concentrated in a limited number of developers, land bank customers and borrowers. As we sell additional secured notes and raise additional proceeds, we will attempt to diversify our portfolio of land banker agreements and loans to increase the number of developers, land banking customers and borrowers to which we sell real estate and originate loans. However, if we are unable to raise sufficient funds, we may be unable to achieve an acceptable diversification of our land banker agreements and loans portfolio. This lack of diversification in our land banker agreements and loans portfolio increases our dependence on the performance of any one developer, land bank customer or borrower. This, in turn, increases the risk that inadequate performance by an individual developer, land banker customer or borrower will materially affect our profitability and our ability to make principal and interest payments on the secured notes.

If our existing underwriting standards insufficiently evaluate the risk of losses on the loans, it could lead to higher than anticipated losses.

Our underwriting standards permit us to originate the loans to real estate developers that are less strict than typically used by conventional institutional lenders, by lending up to 100% of the cost of a project and by lending at loan to value ratios of up to 95%. Our underwriting standards may incorrectly assess the risk of originating certain loans and actual losses could be higher than anticipated. While we expect to mitigate our additional risk by requiring personal or corporate guarantees, 1% to 2% loan origination fees, complete independent appraisals, aggressive repayment terms, and utilizing our methods to minimize the risk of default and the risk of losses if there is a default, our underwriting procedures may not be effective.

As a result of market competition, we may be unable to enter into land banker agreements and originate loans to pay our ongoing operating expenses including payments of principal and interest on the secured notes.

We will compete with numerous banks and other more established financial institutions to enter into land banker agreements and originate loans. Many of our competitors have greater financial and other resources than us and may have significantly lower cost of loans because they have greater access to insured deposits or the capital markets. Moreover, some of our competitors have significant cash reserves and can better fund shortfalls in loan collections that might have a more pronounced impact on us.

Some of our competitors may offer better pricing, be more timely and responsive in processing land banker agreements and loans and have better customer service than we do. Some of these companies may also have greater experience and more efficient collection methods than we might develop. If we are unable to successfully compete with these companies, we may not be able to enter into enough profitable land banker agreements or originate enough profitable loans to pay our ongoing operating expenses including payments of principal and interest on the secured notes.

Governmental laws and regulations may increase our expense, or delay completion of the projects we invest in.

We and our competitors are subject to various local, state and federal statutes, ordinances, rules and regulations concerning zoning, building design, construction, subdivision and similar matters. We and our competitors may also be subject to periodic delays or may be precluded entirely from developing in certain communities due to building moratoriums or “slow-growth” or “no-growth” initiatives that could be implemented in the future in the states in which we operate. Because we purchase land that has complied with some or all of the regulations described above, we believe that the moratoriums would adversely affect us only if they arose from unforeseen health, safety and welfare issues including but not limited to insufficient water or sewage facilities. Local and state governments also have broad discretion regarding the imposition of development fees for projects in their jurisdiction. However, these are normally locked in when the land we purchase received the regulatory approvals to comply with the regulations described above.

We are not required to be licensed, so if the laws of the states in which we do business change or are interpreted to require us to obtain licensure, our inability to secure a license or to secure a license at all, or to secure a license at reasonable expense may negatively effect our operations and therefore our ability to pay principal and interest on the secured notes.

The commercial lending, private party activities to be engaged in by us in Arizona, California, Nevada or Utah do not require licensure. If the laws of the states in which we do business change, or if we are required to be licensed in a state in which we conduct business, our inability to secure a license at all, or to secure a license at reasonable expense may have a negative effect on our operations and therefore our ability to pay principal and interest on the secured notes.

Real estate used as collateral on the loans may be inadequate to recover all amounts owed in the event of default, which could lead to losses.

All of the loans we originate to real estate developers will be collateralized by real estate to provide security if a borrower defaults on the borrower’s loan. Several factors influence whether the value of the real estate will remain sufficient to cover the amount of the loan, including changes in economic conditions, property values, zoning, land use, environmental laws and other legal restrictions, including changes in and restrictions on the timing and methods of foreclosure. If the market value of the real estate used as collateral is insufficient to cover any deficiency owed on a loan, our business could be harmed and therefore our ability to pay principal and interest on the secured notes may be adversely affected.

Foreclosure on our loans could delay or reduce payments on our loans, adversely affecting our liquidity and profitability.

Foreclosure and other similar proceedings used to enforce payment of loans are generally subject to principles of equity, which are designed to relieve the indebted party from the legal effect of that party’s default. Statutes may limit our right to obtain a deficiency judgment against the defaulting party after a foreclosure or sale. The application of any one of these principals may lead to a loss or delay in the payment on loans held by us.

If the secured notes are characterized as equity instead of debt, we cannot deduct the interest payments we make on the secured notes from our taxable income, which may increase our federal income tax liability.

We believe the secured notes are structured in a way to constitute debt. Based on current federal tax laws and various aspects of our company and the secured notes, including the fact that securities senior to the secured notes can be issued without substantial limitation, there is a possibility that the IRS could challenge our characterization of the secured notes as debt and deem the secured notes to be equity. We do not intend to seek a ruling from the IRS on the characterization of our secured notes. If the secured notes were characterized as equity, we would not be able to deduct the interest payments we make on the secured notes from our taxable income. If we operate our business at a profit, this would result in an increase in our federal income tax liability and expense. Further, if one or more of our secured notes creates a taxable mortgage pool, we could be taxable as a corporation, which in turn would reduce the funds available for payment with respect to the secured notes.

We are dependent on key personnel whose departure may effect our profitability, and we cannot assure you that we will be able to meet any future employment needs.

The profitability of our company depends on the performance of a few key individuals: Steve Carder, Mike Horton, Gary Nielsen and John Back, who may be unable or unwilling to perform their duties as we expect or who may leave our company at will. We do not maintain key man life insurance on any of these individuals at this time. Failure of one or more of these key individuals may effect the profitability and viability of our company.

In addition to these key individuals, our expansion and profitability may require us to hire additional qualified individuals with backgrounds in the real estate acquisition and development industry. We do not know whether we will have additional hiring needs, but if we do need to hire additional employees, we may have difficulty recruiting, hiring and retaining these individuals. If we are unable to hire and retain the necessary employees as needed, the profitability and viability of our business could be adversely affected.

Risks related to the real estate acquisition and development industry

Real estate purchased by us or our borrowers held for development may not be able to be sold profitably.

Our borrowers and developers are engaged in the development of various real estate properties, including substantially undeveloped properties. It is possible that one or more of these properties or portions of these properties will not be able to be sold at a price exceeding the carrying value of the property. Factors including local and national trends in commercial, single family residential and multifamily residential property values as well as local, state and national economic and regulatory trends may impact the potential sales price for these properties. If we are unable to sell the properties we purchase as land bankers at a price exceeding the carrying cost of the property, our ability to make payments on the secured notes could be adversely affected. In addition, if the properties developed by our borrowers and developers cannot be sold at a price exceeding the carrying value of the property, our borrowers ability to repay their loans could be adversely affected and therefore we may have difficulty paying our operating expenses, including payments of principal and interest on the secured notes.

Because of the cyclical nature of the real estate development industry, future changes in general economic, real estate development or other business conditions could adversely affect our profitability and ability to make payments on the secured notes.

Because our ability to make payments on the secured notes depends primarily on the success of the real estate developers to whom we sell real estate as land bankers and make loans you must be aware of risks that are inherent in the real estate development industry. The real estate development industry is cyclical and is significantly affected by changes in general and local economic conditions, including:

•	employment levels;
•	population levels;
•	availability of financing for home buyers;
•	interest rates;
•	consumer confidence; and
•	housing demand.

An oversupply of alternatives to new homes, including rental properties and used homes, could adversely affect the available supply of real estate developers in need of financing.

The terrorist attacks at the World Trade Center and the Pentagon or other acts of terrorism and violence in the future, and any corresponding response by the United States, may adversely affect the demand for real estate loans which may harm the Company’s ability to sell real estate as land bankers or originate loans.

Land inventory risks for us and for real estate developers that borrow money from us may be substantial and may result in our inability to pay our operating expenses and amounts due on the secured notes.

We plan to sell real estate as land bankers and originate loans to real estate developers who continuously seek and make acquisitions of land for expansion into new markets and for replacement and expansion of land inventory within their current markets. However, the risks inherent in purchasing and developing land increase as business demand for commercial property or consumer demand for housing decreases. Thus, real estate developers that borrow from us may have bought and developed land on which they cannot build and sell commercial buildings, single family homes or multifamily housing. The market value of undeveloped land, building lots and housing inventories can fluctuate significantly as a result of changing market conditions. We cannot assure you that the measures employed by our borrowers or developers to manage inventory risks will be successful. In addition, inventory carrying costs can be significant and can result in losses in a poorly performing project or market. In the event of significant changes in economic or market conditions, we or our borrowers or developers may have to sell developed properties at a loss, thereby adversely affecting our ability to pay our operating expenses and to make payments on the secured notes.

Our borrowers and developers may be adversely affected by competition in the real estate acquisition and development business, which may affect their ability to make payments to us and therefore our ability to make payments on the secured notes.

The real estate acquisition and development industry is highly competitive. Real estate developers compete for desirable properties, financing, raw materials and skilled labor. Our borrowers and developers compete with other local, regional and national real estate developers, including those with a sales presence on the Internet, often within larger subdivisions designed, planned and developed by real estate developers. The competitive conditions in the real estate development industry could result in:

•	difficulty in acquiring suitable land at acceptable prices;
•	increased selling incentives;
•	lower sales or profit margins; or
•	delays in the eventual construction of commercial buildings, single family homes or multifamily housing.

The success of our borrowers and developers depends on the availability of improved lots and undeveloped land that meet their land development criteria. The availability of undeveloped land for purchase that meets our borrowers and developers internal criteria depends on a number of factors outside their control, including land availability in general, competition with other real estate developers and land buyers for desirable property, inflation in land prices, and zoning, allowable commercial building or housing density and other regulatory requirements. Should suitable lots or land become less available, the cost of land could be increased, perhaps substantially, which could adversely impact the ability of our borrowers and developers to make payments to us, and therefore our ability to make payments on the secured notes.

Environmental conditions and regulation of property acquired by our borrowers may lead to losses.

Both ourselves and our borrowers will acquire properties in the course of our businesses, some of which may contain hazardous waste or other toxic materials. Various federal, state and local environmental laws, ordinances and regulations hold the owner, operator or the previous owner of the property liable for the costs of removal or remediation of hazardous or toxic substances on, under, in or near the effected property. As a result, both ourselves and our borrowers could sustain significant losses due to environmental liability. In addition, the government can place a lien on environmentally contaminated property to guarantee that the clean up costs for that property are paid. In many states, these liens have priority over the existing loan on the property. We may be subject to these liens directly as a result of our ownership as land bankers or indirectly, if a loan held by us is securing the property. While both ourselves and our borrowers typically conduct environmental assessments to determine whether certain properties are contaminated, even when they are performed, they may not insulate us from liability for an environmental condition. If we are held liable for environmental clean-up costs, our business could be harmed.

Risks of an investment in the secured notes

Land banker agreements with and loans to affiliated real estate developers may lead to conflicts of interest

We are permitted to enter into land banker agreements with and originate loans to real estate developers who may be affiliated with our officers and directors. Up to 50% of the first $20,000,000 of the funds available for land banker sales or loans from this offering may be sold or loaned to affiliates; and if more than $20,000,000 of funds is available from this offering, 25% of those funds may be sold or loaned to affiliates. All land banking agreements with and loans to our affiliates are required to meet our underwriting criteria set forth under “BUSINESS—Origination of Loans—Loan Approval and Underwriting Process.” These land banker agreements and loans may cause us to be subject to conflicts of interest arising out of our relationships with these affiliates that are described under “CONFLICTS OF INTEREST.” If a conflict of interest occurs, the conflict may not be resolved in our favor, which could adversely impact our results of operations.

Our ability to generate cash to service our debt depends on many of the factors discussed above as well as others, many of which are beyond our control.

Our ability to make payments on the secured notes and to fund other possible real estate acquisition and development loans will depend on our ability to generate cash in the future. This, to some extent, depends on general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. The risks to which our business is subject may become more acute during an economic slowdown or recession because fewer real estate developers will have the ability to purchase real estate from us pursuant to our land banker operations and fewer loans may be originated for real estate acquisition and development borrowers. If we generate an insufficient amount of cash in order to pay the interest when due on our secured notes, we may use a portion of the proceeds from the sale of the secured notes for that purpose.

Our business may not generate sufficient cash flow from operations and future borrowings may not be available to us in an amount sufficient to enable us to pay principal and interest on our debt or to fund our other liquidity needs. In order to pay the principal amount of the secured notes, we may need to refinance all or a portion of the secured notes. We may not be able to refinance the secured notes on commercially reasonable terms or at all. If this occurs, we may not be able to pay the amounts we owe you on your secured notes.

If the collateral securing the secured notes is insufficient and we are in default under our obligations, senior debt holders would be entitled to payment in full out of the general funds of the company before we make any additional payments on the secured notes, which could result in your not being paid the full amounts due on the secured notes.

The indenture does not restrict our ability to issue additional debt that is senior in right of payment to the secured notes. If we issue senior debt and our business is not successful or we default in payment, the senior debt holders may be entitled to payment in full in liquidation of our company before full payment is made to you. Although the secured note holders have a first priority claim to the collateral and other assets pledged to the trustee to the extent this collateral is acquired solely with the proceeds of sales of secured notes, if this collateral and the general funds of the company are insufficient to pay all debt holders of the secured notes, you may not receive repayment of the full principal amount owed to you on the secured notes.

We are not restricted from incurring additional debt, and we may incur additional debt secured by the collateral of the secured notes with a claim to the collateral that is equal to the Class A, Class B and Class C secured notes. Our use of a large amount of debt could adversely affect our operations and ability to pay principal and interest on the secured notes when due.

The indenture governing your and our rights and obligations relating to the secured notes does not restrict our ability to issue additional secured notes or to incur other debt. This additional debt may be senior, equal or junior in right of payment to the secured notes. This additional debt could be secured by the collateral that secures the secured notes with a claim to that collateral that is equal or junior to the first priority claim the secured notes have to the collateral. Further, we do not have any limitation on the amount or percentage of indebtedness that we may incur. Our use of a high amount of debt could have important consequences to you. For example, substantial debt could:

•	make it more difficult for us to satisfy our obligations to pay principal and interest payments on the secured notes;

•	make it more difficult for us to originate new real estate acquisition and development loans to replace those pledged to the secured note holders as they are paid;

•	increase our vulnerability to general adverse economic and industry conditions;

•	limit our ability to obtain additional financing for future working capital, capital expenditures, and other general corporate requirements;

•	require us to dedicate a substantial portion of our cash flow to payments on our debt, which will reduce the availability of cash flow for operations, new investment and other purposes; and

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate.

We have not had any earnings to date which, if continued, could result in our inability to pay you the full amounts you are entitled to on your secured notes unless we issue additional secured notes or borrow funds from other sources.

We have had no income to date, which means that we may need to use some of the proceeds from the offering of the notes to cover our fixed charges. In order to have the necessary funds to meet our obligations as they become due, we will be required to generate additional earnings, make additional sales of our secured notes, or borrow or obtain funds from other sources. If the insufficiency in earnings continues, and if we are unable to sell a sufficient amount of secured notes or obtain funds from other sources, we may not have sufficient funds to pay you the full amounts you are entitled to on your secured notes.

Increases in interest rates will increase our borrowing costs and may cause us to be unable to pay our operating expenses and to make payments on your secured notes when due.

If we are successful at selling our secured notes, we will have a relatively high ratio of debt to equity. We will not pay a substantial amount of the outstanding principal of our secured notes prior to maturity and we may not have funds on hand sufficient to repay the indebtedness at maturity. As a result, we may need to refinance our debt by selling additional secured notes, through additional debt offerings, through equity offerings or through the sale of assets. If prevailing interest rates or other factors at the time of refinancing result in higher interest rates, our interest expense would increase, which would adversely affect our results of operations and cash flows. In addition, in the event that we are unable to secure refinancing of our indebtedness on acceptable terms, we may be forced to dispose of loans or real estate properties on unfavorable terms, which may result in the recognition of losses upon disposition and may adversely affect our financial position, results of operations, cash flows and our ability to make payments on our secured notes.

If interest rates increase, we expect to increase the interest rate we charge to real estate developers which may mitigate the increases in our borrowing costs, but we may be unable to increase the rates charged to real estate developers in amounts sufficient to cover our increased borrowing costs. Factors including competition in the real estate market and decreased demand for loans by real estate developers at higher interest rates may prevent us from raising our lending rates to correspond to our increased borrowing costs or may decrease the number of loans that we are able to originate.

The loans securing the secured notes may have different maturity dates than the secured notes and we may not have sufficient cash available to make payments on the secured notes when due.

The maturity of the collateral may not match the maturity dates of the secured notes. Interest and principal payments due on the secured notes will be made principally from the proceeds of the collateral that is pledged to secure the secured notes. We may originate loans that have a date fixed for repayment of the investment and may also originate loans that mature after the initial maturity date of the secured notes. Because we may originate loans with maturity dates that do not match the interest payment dates or maturity dates of the secured notes, we may not have sufficient cash and liquid assets available to make these payments when due. If this occurs, we will be required to fund these payments from our other assets or through borrowings or capital raised from outside sources.

You may not be able to sell your secured notes due to the absence of an established trading market.

We do not anticipate listing the secured notes for trading on a securities exchange. There is no trading market for the secured notes and it is not anticipated that an active market will develop. We are not obligated to redeem your secured notes until they mature. Because you may be unable to sell your secured notes prior to the maturity date, you should consider your need to be able to liquidate your investment prior to its maturity before investing in the secured notes and you should be prepared to hold any secured notes purchased in this offering until their maturity.

The issuance of secured notes in book-entry form may limit the market for the secured notes and may delay your receipt of payments.

Our use of book-entry secured notes rather than issuing secured notes in definitive form with physical certificates in this offering could limit the markets for these securities, prevent a secondary market from forming and could delay payments to you. The absence of physical certificates for the secured notes may prevent a secondary market from developing because investors may be unwilling to invest in securities if they cannot obtain delivery of physical certificates. The use of book-entry secured notes may delay payments to you because distributions on the secured notes will first be sent to the clearing agency in whose name secured notes are registered, and then will be disbursed to you.

FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus that are not historical facts are “forward-looking” statements. Forward-looking statements can be identified by the use of words like “believes,” “could,” “possibly,” “probably,” “anticipates,” “estimates,” “projects,” “expects,” “may,” “should,” “intend,” “plan,” “consider” or the negative of these expressions or other variations, or by discussions of strategy that involve risks and uncertainties. We based these forward-looking statements on our current expectations and projections about future events and information currently available to us. Although we believe that the assumptions for these forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Some of the risks, uncertainties and assumptions are identified in the risk factors discussed above.

We wish to caution you that the forward-looking statements in this prospectus are only estimates and predictions. Our actual results could differ materially from those anticipated in the forward-looking statements due to risks, uncertainties or actual events differing from the assumptions underlying these statements. These risks, uncertainties and assumptions include, but are not limited to, those discussed in this prospectus.

USE OF PROCEEDS

If all of the secured notes that we are offering in this prospectus are sold, we expect gross proceeds to total $75,000,000 before deducting sales commissions and other expenses. We may not be able to sell any or all of the secured notes. Offering expenses are estimated to be approximately $200,000 which will be paid from cash on hand, and sales commissions will not exceed 9.5% of the principal amount of the secured notes sold.

Intended Use of Proceeds

We currently intend to use the net proceeds received from the sale of secured notes in the following order of priority:

•	To purchase real estate as a land banker for subsequent development and sale to real estate developers primarily in the Phoenix, Arizona metropolitan area but also potentially including metropolitan areas in other western states, including but not limited to Nevada, California and Utah,

•	To originate loans to real estate developers for the acquisition and development of real estate primarily in the Phoenix, Arizona metropolitan area but also potentially including metropolitan areas in other western states, including but not limited to Nevada, California and Utah and

•	To identify and acquire residential and commercial foreclosure properties that we determine to be potentially profitable real estate investments, and

•	To purchase residential and commercial foreclosure properties.

Since we do not know the total principal amount of secured notes that will be sold, we are unable to accurately forecast the total net proceeds generated by this offering. However, we have provided the following table based upon certain levels of assumed proceeds from the offering:

Assumed gross proceeds:	$7,500,000	$18,750,000	$37,500,000	$56,250,000	$75,000,000
Less:
Commissions (6% blended rate)	450,000	1,125,000	2,250,000	3,375,000	4,500,000
Net proceeds	$7,050,000	$17,625,000	$35,250,000	$52,875,000	$70,500,000
Uses:
Land purchases and loans	7,050,000	17,625,000	35,250,000	52,875,000	70,500,000

We anticipate that some of the proceeds from this offering will be temporarily invested in money market funds, bank repurchase agreements, commercial paper, U.S. Treasury Bills and similar securities investments prior to being used for the purposes indicated above.

Restrictions on Use of Proceeds

While we are permitted to enter into land banker agreements with and originate loans to real estate developers who are our affiliates, we are restricted in entering into land banker agreements with or originating loans to affiliated developers based upon the following formula: 50% of the first $20,000,000 of the funds available for land banker sales or loans may be sold or loaned to affiliates; and if more than $20,000,000 of funds is available, 25% of those funds may be sold or loaned to affiliates. These percentages will be calculated as of the date that the sales or loans are made.

Changes in Intended Use of Proceeds

While the above represents our present intention with respect to the use of the offering proceeds, a change in capital requirements or business opportunities could cause us to elect to use the proceeds for other purposes not currently contemplated at this time.

PLAN OF OPERATION

We were incorporated on March 18, 2003, and we have no operating history. Since our inception, we have conducted no business activities, except for organizational, capital raising and market/financial feasibility activities. For the period from inception through August 31, 2003, we have had no revenue from operations and accrued expenses totaling $69,036. We will not enter into any projects until we have raised more than $1 million from the offering.

As of the date of this prospectus, we own no property and have not identified any properties to acquire or any loans to originate. The number of properties that we acquire and the loans that we originate will depend upon the number of secured notes sold and the resulting amount of the net proceeds available for investment and for origination of loans. We intend to utilize the proceeds of this offering as set forth under the use of proceeds discussion in this prospectus.

Our ability to commence operations depends primarily upon our ability to obtain adequate financial resources through the sale of at least $1,000,000 principal amount of the secured notes. As of August 31, 2003, we have incurred expenses and costs associated with our corporate formation. We have approximately $203,500 in cash and we believe this amount should be sufficient to pay all of the related expenses and costs associated with the offering of the secured notes as described elsewhere in this prospectus. Additionally, we believe that we will have the cash available to meet the specific requirements of our ongoing operating costs for the next 12 months. If we are unable to generate sufficient funds from the offering of the secured notes to commence our operations, we intend to explore alternatives including additional private securities offerings. We are not restricted from incurring additional debt.

In our first twelve months of operation, assuming that we raise at least $10,000,000 from this offering, we intend to offer land acquisition and land development financing programs for residential or commercial projects ranging from $1,000,000 to $5,000,000 per transaction. We are initially targeting the Arizona marketplace and we will consider expanding our focus to Nevada, California and Utah. Our customer base will be comprised of homebuilding companies, land development companies and companies providing land banking programs to homebuilders with terms typically being one to four years in length with a current interest rate or imputed interest rate of 20% to 25%, plus 1% to 2% loan origination fees depending upon the transaction structure. The financing programs will normally include personal or corporate guarantees from the borrower, however, there may be instances where we offer arrangements that do not include guarantees. We expect to generate revenues within six months of raising at least $10,000,000 from the offering. These revenues will consist of gains on sale of property and profits from land banking.

In our first twelve months of operation, assuming that we raise at least $10,000,000 from this offering, we will utilize the proceeds from this offering to fund the various loan programs we have designed for residential and commercial land developments. We will assume greater than market risk by lending up to 100% of the cost of a project. We believe that by incurring greater than market risk, we will have a competitive advantage over other lenders. We expect to mitigate our additional risk by requiring personal or corporate guarantees; charging 1% to 2% loan origination fees; requiring complete independent appraisals and by utilizing aggressive repayment terms. We expect to generate revenues within six months of raising at least $10,000,000 from the offering. These revenues will consist of interest income, lot release fees, loan origination fees or gains on sale of property.

In addition to our various land banker and loan programs, assuming that we raise at least $10,000,000, we may also identify and acquire residential and commercial foreclosure properties. As we receive payments from both our land banker customers and real estate developer borrowers, we may have cash on hand that we may not be able to apply on a timely basis to our basic business of real estate development land banking or lending. This may be due to low availability of land, cash on hand below our $1,000,000 minimum or other relevant factors. We will carefully evaluate any of these properties and determine if the anticipated profit from the transaction justifies the related risk. These revenues will consist of gains on sale of property.

John Back, Stephen Carder, Gary Nielsen and Mike Horton will be responsible for developing our business operations. These shareholders are our only employees to date, and they have foregone all compensation to date. Within the forthcoming year, but no sooner than the receipt of at least $10,000,000 in gross proceeds from the sale of our secured notes, we intend to employ a credit officer, financial analyst and two individuals in administrative capacities. We do not anticipate the need to utilize outside consultants or advisors in the implementation of our business plan, except in relation to the offering of our secured notes, our legal counsel and independent auditors. If we are unable to generate sufficient funds from the offering of the secured notes to adequately compensate the employees, we intend to explore alternatives including additional private securities offerings. We anticipate employing approximately eight individuals over the next 12 months, both in management and non-management positions.

We do not anticipate incurring any research and development costs and we do not expect to purchase any plant or significant equipment. The number of employees will be limited and we do not expect to hire any employees unless and until we have sold approximately $10,000,000 of the secured notes.

BUSINESS

Business Strategy; Investment Objectives and Policies

Investment Objectives

We were formed on March 18, 2003 and all of our operations to date have been related to the formation of our business and the preparation of this offering. Our primary investment objectives are to:

•	preserve, protect and return your investment in secured notes;

•	maximize cash dividends paid to our stockholders;

•	preserve, protect and return our stockholders capital contribution; and

•	realize, where possible, growth in value of our properties upon the ultimate sale or refinancing of these properties.

We cannot assure you that we will attain these objectives. Our investment committee consisting of non-management directors will review our investment objectives at least annually, and with sufficient frequency to determine that these policies are in the best interests of our shareholders and holders of our secured notes.

Business Strategy

Our primary business strategy to accomplish our primary investment objectives is to:

•	purchase land as land bankers for subsequent development and sale to real estate developers

•	originate loans to real estate developers for the acquisition and development of real estate; and

•	identify and acquire residential and commercial foreclosure properties and properties from financial institutions that were acquired by them through foreclosure or through actions in lieu of foreclosure.

We expect to focus primarily in the geographical areas in which our officers and directors have experience, beginning with the Phoenix, Arizona metropolitan area, but we may also include metropolitan areas in other western states, including but not limited to Nevada, California and Utah.

The current real estate development prospects and demand in our primary market currently are dynamic and require developers be able to receive adequate and prompt financing to take advantage of potentially transitory opportunities. Through our management team’s existing relationships with land brokers, real estate developers and commercial loan officers, our management team’s extensive knowledge of the real estate development industry in our primary markets and our flexible underwriting and pricing policies, we plan to respond to the needs of our potential borrowers and developers in a timely manner which will allow our borrowers and developers to take advantage of the evolving land opportunities that currently exist in our primary markets.

Investment Policies

We will seek to invest substantially all of the net offering proceeds in real property and mortgage loans. This is a blind pool offering, and we have not yet committed to any real property or loans as of this date. While we expect that at least 85% of our business will be dedicated to purchasing real estate as land bankers, we cannot estimate how much of our business will be dedicated to each of land banking, lending and other real estate purchases. The allocation of our investments between real property and mortgages will be made at the discretion of our management depending on the amounts available for investment and real estate market conditions. We cannot assure you that we will be able to successfully implement these strategies. Our officers and directors will review our investment policies at least annually, and with sufficient frequency to determine that these policies are in the best interests of our shareholders and holders of our secured notes. Once we are fully funded, no single property will comprise more than 20% of our funds.

We do not have any written policies or plans with regard to investments in real estate, real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

Without approval of our shareholders representing a majority of our outstanding common stock we will not:

•	issue securities senior to our common stock or issue any units or other securities for other than cash;

•	invest in the securities of other issuers for the purpose of exercising control, except when exercising our rights as a secured lender;

•	underwrite securities of other issuers;

•	discontinue providing our members with the reports described in this prospectus; or

•	offer securities in exchange for property.

We will not invest in limited partnerships.

We will not engage in the following:

•	acquire property for our outstanding securities;

•	issue any secured notes after termination of this offering or issue shares of our common stock in exchange for property;

•	underwrite securities of other issuers;

•	make loans to our affiliates except as disclosed in this prospectus; or

•	repurchase our securities except in response to a request for redemption pursuant to our charter.

We are not a real estate investment trust and are therefore not subject to the restrictions on our activities imposed on real estate investment trusts qualified under the Internal Revenue Code. We intend to operate in a manner that does not fall within the definition of an investment company under the Investment Company Act of 1940, as amended.

Borrowing Policies

We may incur indebtedness:

•	to finance our investments in mortgage loans,

•	to prevent a default under mortgage loans that are senior to our mortgage loans,

•	to discharge senior mortgage loans if this becomes necessary to protect our investment in mortgage loans, or

•	to operate or develop a property that we acquired under a defaulted loan.

This indebtedness may be with recourse to our assets. In addition, we may enter into structured arrangements with lenders in order to provide them with a senior position in mortgage loans which we might jointly fund. For example, we might establish a wholly-owned special purpose corporation which would borrow funds from an institutional lender under an arrangement where the resulting mortgage loans would be assigned to a trust, and the trust would issue a senior certificate to the institutional lender and a junior certificate to the special purpose corporation. This would assure the institutional lender of repayment in full prior to our receipt of any repayment on the jointly funded mortgage loans.

Land Banking

General. Pursuant to our land banker operations, we plan to use a significant portion of the proceeds from the sale of the secured notes to purchase parcels of real estate, that may include raw land, that we will subsequently resell to real estate developers and builders. More specifically, we may buy parcels of real estate that a real estate developer intends to develop, and we will simultaneously enter into lot release purchase contracts with real estate developers that will require these real estate developers to purchase a certain number of lots over a stated period of time for development and construction. These agreements may include a non-refundable deposit or other penalties if real estate developers fail to acquire the lots specified in the purchase contracts. We may also enter into agreements with real estate developers and builders that give them a right of first refusal on lots that we release from our inventory, and we may attempt to obtain a payment for the option grant. In these arrangements, we expect to mitigate our risk that real estate developers will not purchase lots by attempting to create demand for our inventory with purchasers other than those real estate developers and builders with the right of first refusal. We will charge an imputed rate of interest on the lots that we are required to carry during the time period specified in the lot release purchase contract. We will recover this imputed interest charge as each lot is sold to the real estate developer and builder. In addition to the purchase price that we will pay for the real estate, the ongoing costs of our land banking activities will include property taxes, interest, off- site and on-site improvements, engineering, site development, plat acceptance, sales commissions, insurance and costs incurred because of timing constraints.

If we purchase a parcel of raw land, the development process is not done by us but it may be done by the developer. The following is a general description of the development process that is done by the developer.

The developer will prepare or cause to be prepared plats and maps of the property designating street locations, lot sizes and the general plan for the entire proposed development. These plats, usually drawn by licensed civil engineers, are submitted by the developer to the appropriate community regulating agencies for approval of design and zoning. After meeting local governmental requirements, including submission of a full environmental impact study, the sub-divider will proceed to prepare the land and sell lots to both individuals and builders.

Depending on the amount of acreage involved in the development, the resulting subdivision may follow the style of surrounding neighborhoods or may acquire a distinct character of its own. Many large-scale developments include land designated for the location of a school and/or a park, including swimming pool, tennis courts, clubhouse and, perhaps, even a golf course.

Most well-planned subdivisions include a set of restrictions itemizing the type, design and quality of the improvements to be constructed on the lots therein. These subdivision restrictions are recorded and become covenants that run with the land so that each lot buyer and subsequent homeowner is required to observe these restrictions. Their enforcement becomes the responsibility of the neighborhood association formed after the project is completed. The restrictions are designed to create an economic and physical homogeneity within a neighborhood, important for maintaining property values. By restricting lots to residential construction, incompatible uses are eliminated. By requiring a minimum square or cubic footage for each house, an economic floor is created, limiting the neighborhood residents to those who can afford to purchase a home of the specified size.

Approval and Underwriting Process. We will utilize the same credit standards for our land banking agreements that we do for our loan originations as described below under “—Origination of Loans—Loan Approval and Underwriting Process.”

Origination of Loans

General. The company expects that only approximately 10% of its assets will be utilized for the purpose of originating loans. The loans we intend to originate to real estate developers will generally be small to mid-sized loans that are originated for at least $1 million and less than $5 million and generally have short-term payments (approximately 2-3 years in duration). We intend to lend primarily on improved and unimproved residential land. In addition, some of the loans will be revolving loans, meaning that as parcels of real estate are sold by the borrowers, the proceeds from those sales will be used to pay down the loans from us and the borrowers may then borrow additional amounts from us if they continue to meet our credit standards. We intend to lend at loan-to-value ratios ranging from 75% to 95% and will require first priority deeds of trust or mortgages on the property acquired by the borrowing real estate developer.

Overall, we may participate up to 30% of the loans with other lenders (or cash with other land bankers), by providing funds for or purchasing an undivided interest in a loan meeting our underwriting criteria set forth in the following section. We will not participate loans with affiliates. We will directly own any loans purchased jointly with other lenders. We would generally participate in loans if, for example:

•	we did not have sufficient funds to invest in an entire loan;

•	we received offering proceeds that were insufficient to adequately diversify our portfolio;

•	we are seeking to increase the diversification in our loan portfolio; or

•	an affiliate originated a loan that fit within our investment guidelines but it would constitute more than 20% of our anticipated capital contribution or otherwise be disproportionately large given our then existing portfolio.

We will participate in loans only if we acquire a controlling interest. A controlling interest would enable us to direct or cause the direction of the management and policies of the participation, which would include the authority to:

•	review all material contracts;

•	cause a sale of the mortgage or our interest therein subject in certain cases to limitations imposed by the participation agreement between the parties;

•	approve budgets and major capital expenditures, subject to a stated minimum amount;

•	veto any sale of a mortgage, or alternatively, to receive a specified preference on sale or proceeds; and

•	exercise a right of first refusal on any desired sale by a participant of its interest in a loan except for transfer to its affiliate.

We will not give any affiliate any consideration similar to rebates or give-backs or enter into reciprocal arrangements with our affiliate that might be entered into in lieu of participations.

Loan Approval and Underwriting Process. We plan to obtain leads for loans through our relationships with banks, homebuilders, brokers and our knowledge of the market to be able to quickly take advantage of profitable opportunities as they arise. While these entities may be involved with the negotiation of terms on behalf of the borrowers, we will draft all applications, commitments and documentation and execute all documentation directly with the borrowers. All loans we originate will be evaluated, underwritten and closed in accordance with our predefined standards. There currently are no requirements for any governmental approval of our services, nor are there any existing or probable governmental regulations on our business. The costs and effects of compliance with environmental laws (federal, state and local) will be borne by the developer or homebuilder and we will not enter in to any transaction unless all required environmental reports have been filed by the developer or homebuilder. The loans will be underwritten by applying criteria that generally include the following:

•	evaluating the borrower’s financial condition/information and credit history;

•	obtaining a current, satisfactory independent appraisal of the real estate that will constitute part of the collateral pledged for your benefit as a secured noteholder under the indenture;

•	making a physical inspection of the real estate collateral;

•	obtaining title insurance;

•	reviewing other factors that may affect the valuation of the real estate collateral, including but not limited to environmental reports, structural inspections, zoning and entitlement status reports; and

•	analyzing the demographic factors applicable to the real estate collateral.

In addition, under the indenture, each loan that we make must satisfy, among other things, the following conditions:

•	the loan must be valid, binding, and enforceable against the borrower in accordance with its terms except that: the enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding may be brought, whether a proceeding at law or in equity;

•	the loan can not be subject to any dispute, offset, counterclaim or defense;

•	the loan must be denominated and payable in U.S. dollars in the United States;

•	the loan must comply with the representations and warranties set forth in the indenture; and

•	the real estate securing the loan must be subject to a perfected lien held by the Trustee pursuant to the Indenture upon the acquisition of the loan and the filing of any applicable financing statement pursuant to the UCC.

The sum of the underwriting evaluation and the borrower’s alternative financing options will affect the interest rate and loan-to-value ratio that we will require. In a circumstance where the borrower has limited financing options primarily due to time constraints, we will have the opportunity to charge higher rates at higher loan-to-value ratios than the risk might otherwise require. Our ability to be more responsive than our competition to time-sensitive opportunities will be important to our ability to capitalize on these circumstances that provide higher returns for lower risk on some loans. We believe that real estate development lending is a market inadequately served by current lenders, who we believe are not flexible in their underwriting and pricing policies and who are not able to quickly underwrite and close loans.

Security

The real estate purchased by us as land bankers or for our own account for subsequent development and sale to real estate developers will be secured by the real estate purchased, and the loans that we originate will be secured by first priority mortgages or deeds of trust on the property acquired by the borrowing real estate developer. We will only enter into land banker agreements with and make loans to real estate developers who intend to acquire and develop real estate for the future construction of commercial, single-family residential and multi-family residential properties. Based upon the experience of our officers and directors, we believe that there is an abundance of land for development in the Phoenix area, and that there is an abundance of real estate developers and homebuilders who will utilize our product.

Foreclosure Acquisitions

In addition to land banking and originating loans to real estate developers, we may identify and acquire residential and commercial foreclosure properties and properties from financial institutions that were acquired by them through foreclosure or through actions in lieu of foreclosure. As we receive payments from both our land bank customers and real estate developer borrowers, we may have cash on hand that we may not be able to apply on a timely basis to our basic business of land banking or real estate development. This may be due to low availability of land, cash on hand below our $1,000,000 minimum for an investment or other relevant factors. We intend to carefully evaluate any of these properties and determine if the anticipated profit from the transaction justifies our related risk. We expect that foreclosure acquisitions will comprise less than 5% of our business.

Disposition

We anticipate that periodically, we will sell our properties other than through our land banker arrangements. We intend to hold various real properties in which we invest until the time that a sale or other disposition occurs pursuant to an agreement with a developer or builder, or it otherwise appears to be advantageous to achieve our investment objectives or until it appears that our objectives will not be met. We will consider multiple factors in deciding on whether or not to dispose of our properties, including potential capital appreciation, cash flow and federal income tax considerations. We will decide when to sell our properties based upon economic and market conditions. Our officers and directors may exercise their discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time.

Proceeds from the sale of properties that are pledged to the trustee to secure the secured notes will be assigned to the trustee for deposit under the indenture.

Real Estate Development Industry in Primary Market

On a nationwide basis, the National Association of Home Builders (“NAHB”) reported a record 1.69 million new homes in 2002. The NAHB forecasts approximately 1.63 million new homes to be built in 2003. As our primary initial market, Arizona was the nation’s second fastest growing state in 2002, with a population increase of nearly 3%. We expect home building in the metropolitan Phoenix area is expected to continue at near-record levels in 2003.

The Arizona Real Estate Center at Arizona State University reports that the median home price for new homes in the metropolitan Phoenix area was $162,000 in 2002, an increase of $43,000 from 1992. The number of new home sales was approximately 34,000 in 2002, compared to 18,400 in 1992. Moreover, since 1997, new home sales in the metropolitan Phoenix area have averaged approximately 33,000 units per year. The housing sales strength in the metropolitan Phoenix area is due to several factors that are unique to the metropolitan Phoenix area and our other potential western metropolitan markets. We can give you no assurances that these trends will continue in the future.

Population Increase. Population increases are a key stabilizing influence in the metropolitan Phoenix marketplace. The Phoenix natural population (births minus deaths) has increased more than 50% from the early 1990s and net migration into the metropolitan Phoenix area is greater than 50,000 per year and is expected to continue at a similar level in 2003. The Arizona Real Estate Center at Arizona State University reports that for the last five calendar years, the overall result is an annual population growth in Arizona of approximately 100,000. These population increases are also applicable in our other potential western metropolitan area markets, especially Las Vegas, Nevada. On the whole, the U.S. Census Bureau reported that Nevada was the nation’s fastest growing state in 2002.

Interest Rates. The availability of low interest rates on mortgage loans has had a very positive effect on the housing market nationwide. While mortgage rates may increase from their current record low levels, we believe that double digit interest rates are not likely in the foreseeable future.

Demographic Wealth Effect. The demographic makeup of the metropolitan Phoenix area and our other potential primary markets includes several generational classes that help stabilize the home building and home sales market despite the existence of only moderate employment growth. The metropolitan Phoenix area consists of a large contingent of

•	true retirees (over 65),

•	active adults (retirees 50-65) and

•	the new “leisure class” (under 50 at peak earning years and inheriting wealth).

Funding of Real Estate Purchases and Loans; Release of Funds from Indenture

The trustee may release collateral from the lien of the indenture to us if we can demonstrate to the trustee that the sum of (i) the amounts on deposit in the funding account and (ii) the net amount that we expect to collect on the mortgage loans or real property that are part of the collateral and the fair market value of other collateral is or will be, immediately after the collateral transfer, at least equal to 100% of the aggregate principal amount of then outstanding secured notes plus accrued interest. Initially we do not expect to be able to have any of the collateral released to us. As we acquire real estate and loans, the value of the pledged collateral can fluctuate and may at times be greater or less than 100% of the outstanding principal amount of the secured notes.

Competition

We will compete with many other lending institutions in implementing our business plan to enter into land banker agreements with and originate loans to real estate developers in our primary markets. The commercial lending market is a multi-billion dollar market including competitors with greater resources, economies of scale and name recognition than us. Moreover, we believe that the added flexibility provided by our land banker operation allows real estate developers off-balance sheet treatment for their development projects. We expect to compete with certain existing real estate specialty lending operations. We also expect to compete with privately –held land bankers in the Phoenix marketplace. We believe that we will have a competitive advantage due to our more liberal lending policies, and our ability to react timely to opportunities.

Regulation

We and our competitors are subject to various local, state and federal statutes, ordinances, rules and regulations concerning zoning, building design, construction, subdivision and similar matters. We and our competitors may also be subject to periodic delays or may be precluded entirely from developing in certain communities due to building moratoriums or “slow-growth” or “no-growth” initiatives that could be implemented in the future in the states in which we operate. Because we purchase land that has complied with some or all of the regulations described above, we believe that the moratoriums would adversely affect us only if they arose from unforeseen health, safety and welfare issues including but not limited to insufficient water or sewage facilities. Local and state governments also have broad discretion regarding the imposition of development fees for projects in their jurisdiction. However, these are normally locked in when the land we purchase received the regulatory approvals to comply with the regulations described above.

We and our competitors are also subject to a variety of local, state and federal statutes, ordinances, rules and regulations concerning protection of health and the environment. The particular environmental laws which apply to any given community vary greatly according to the community site, the site’s environmental conditions and the present and former uses of the site. These environmental laws may result in delays, may cause us and our competitors to incur substantial compliance and other costs, and may prohibit or severely restrict development in certain environmentally sensitive regions or areas. Any projects that we become involved with in California are especially susceptible to restrictive government regulations and environmental laws. Environmental laws have not, to date, had a material adverse impact on our operations.

We are also subject to various other federal and state securities laws regulating the issuance and sale of securities, as well as the Employee Retirement Income Security Act of 1974. Should we not adhere to these regulations, we could face potential disciplinary or other civil action that could have a material adverse effect on our business.

An investor in vacant land must be aware of the legal and political attitudes of local governing bodies. Local government may have a direct effect on the future development of a specific parcel of land. Some communities have passed growth management legislation that requires developers to have their infrastructure (streets, sewers, sidewalks utility lines, etc.) in place before they offer their properties for sale. Others have raised other barriers to development. For example, if a community practices a no-growth policy, it may be difficult, if not impossible, to secure the cooperation necessary to have subdivision plans approved and/or necessary utility services installed.

Servicing of Loans

We will be responsible for servicing our loans. As servicer of our loans, we will be responsible for all servicing related functions ranging from payment processing to the liquidation of property acquired as a result of foreclosure.

When a payment becomes delinquent on a loan, we will begin a predefined collection process that includes making collection calls. If the defaulted payment is not received pursuant to the contract terms, a notice of default will be sent to the borrower and we will initiate a loan workout for the loan according to property type, size of loan and complexity of transaction. In initiating the loan workout, we will review the file and related documentation and negotiate with the borrower to cure the default. If, upon the expiration of the notice of default, the default is not cured, foreclosure will begin immediately by our counsel. Concurrent with the notice of default and the foreclosure process, we will continue to contact and attempt to negotiate a full reinstatement with the borrower. During this same period, we will also develop a loan workout program. As a part of formulating this loan workout program, we will typically visit the collateral property, talk with local experts and make an assessment of the condition of the collateral and its marketability in the event of a potential foreclosure. We will review the final loan workout program with particular attention to all relevant information regarding contact with the borrower, condition and marketability of collateral and an assessment of the likelihood of default cure or recovery of the loan balance if the default continues through foreclosure.

As servicer, we will meet periodically and review all newly defaulted loans, continuing defaulted loans, loans in foreclosure, loans in bankruptcy and progress on approved loan workout programs.

Employees

As of the date of this prospectus we employed four full-time employees.

Properties

Our principal executive offices are located at 7975 North Hayden Road, Suite A-205, Scottsdale, Arizona. We lease approximately 1,600 square feet of space in a monthly lease arrangement through October 31, 2006 at a cost of $2,965.21 per month the first year of the lease, $3,054.85 per month the second year of the lease and $3,151.40 per month the third year of the lease, plus certain taxes and operating expenses. We believe that our facilities are adequate for our current needs and that suitable additional space will be available as needed.

Legal Proceedings

We are not aware of any pending or threatened legal proceedings that, if adversely determined, would have a material affect on our operations.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We are permitted to make land banker sales to real estate developers who are our affiliates and to originate loans to affiliates. However, we are restricted in making land banker sales to affiliated developers or originating affiliated loans based upon the following formula: 50% of the first $20,000,000 of the funds available and obtained from this offering for land banker sales or loans may be sold or loaned to affiliates; and if more than $20,000,000 of funds is available, 25% of those additional funds may be sold or loaned to affiliates. All sales or loans to affiliates will be made using the same criteria as loans or sales made to third parties. Conflicted officers or directors will not be allowed to participate in any investment decision and our investment committee will make all final determinations based upon the business and economic merits of the transaction. These affiliated land banker sales and loan restrictions are imposed by us and are in place to assure you that our land banker and loan portfolio will be diversified and not overly concentrated with a small number of affiliated borrowers and developers and to minimize the potential risk of conflicts of interest between ourselves and our affiliated developers, land banker customers and borrowers.

We do not expect to enter into a significant number of transactions with related parties. Our intent is to seek opportunities that create the highest return with manageable risk. We do not currently have any related party transactions that we have discussed or that we plan to pursue.

Organization Within Last Five Years

Messrs. Carder, Nielsen, Horton and Back may be considered promoters pursuant to Rule 405 of the Securities Act of 1933, as amended. Except as to the compensation to be paid to these individuals set forth below under “MANAGEMENT,” no persons who may be considered a promoter, presently or in the future, will receive or expect to receive assets, services or other consideration from us. No assets will be or are expected to be acquired from any promoter on behalf of the company. No person is expected to be paid any compensation that is directly related to the sale of secured notes under this offering. However, the salary or benefits to be paid to the officers and other employees may be indirectly dependant upon receiving the proceeds from the sale of the secured notes from this offering. If this offering is unsuccessful, or we are unsuccessful in generating revenues, we may not have the ability to pay salaries or other benefits. We have not entered into any arrangements or agreements for the payment of salary or benefits to our officers or employees.

MANAGEMENT

Directors and Executive Officers

The following is the name, age and position of our current directors and executive officers:

Name	Age	Position(s)
Stephen Carder	48	President, Chief Executive Officer and Director
John Back	52	Vice President, Chief Operating Officer and Director
Mike Horton	59	Vice President of Business Development and Director
Gary Nielsen	60	Vice President of Finance and Chief Financial Officer and Director
Gary Long	58	Director
Craig Primas	46	Director
Telford Walker	63	Director

All directors currently hold office until the next annual meeting of stockholders or until their successors have been elected and qualified. All of our executive officers are elected annually by our board of directors and serve at the discretion of the board and until their successors are elected and qualified. There are no family relationships between any of our directors or executive officers.

The following describes the business experience during the past five years of our directors and executive officers:

Stephen Carder, joined our company in 2003 as President, Chief Executive Officer and Director. Since 2001, Mr. Carder has also been the Managing Member of Highland Development, LLC. Highland Development, LLC acquires real estate in Arizona for the purpose of providing funding for its development and sale. From 2000 to 2001, Mr. Carder was the Chief Financial Officer of Medical Capital Corporation and President of its managed healthcare subsidiary, National Health Benefits Corporation. Prior to that, from 1994 to 2000, Mr. Carder was the President, Chief Executive Officer and Co-Founder of HealthStar Corporation, a preferred healthcare provider organization. Prior to that from 1989 to 1994, Mr. Carder was Vice President of Finance for Real Estate of Del Webb Development

Corporation. At Del Webb, Mr. Carder was responsible for providing senior management and strategic direction for the development of the active adult community, Sun City West. Mr. Carder has a bachelors degree in accounting from Arizona State University and was a licensed certified public accountant in Texas from 1982-1998.

John Back, joined our company in 2003 as Vice President, Chief Operating Officer and Director. Since 2003 Mr. Back has been a principal with The Hanneman Group, a real estate developer. From 1975 to 1986 Mr. Back was employed by KPMG and served in audit, accounting and advisory services in staff and management positions. From 1986 to 2002 Mr. Back served as a partner with that firm and he continued to provide audit, accounting and advisory services to clients of that firm. Mr. Back’s areas of specialization included real estate companies, publicly-held companies and mergers and acquisitions. Mr. Back has a bachelors and a masters degree from Arizona State University.

Mike Horton, joined our company in 2003 as Vice President of Business Development and Director. Mr. Horton is the current owner and manager of Mogollon Development Group, a land development and home building company in Northern Arizona, where he has been employed for the last five years. Since 1975, Mr. Horton has been involved in the development, construction and management of approximately 14,000 apartment units, 1,000,000 square feet of retail shopping center space and 750,000 square feet of office space in Arizona, Colorado and Indiana. In addition, Mr. Horton has developed master planned communities in both Colorado and Arizona. Mr. Horton has a degree from the University of California, Berkeley and holds a KB-01 dual commercial and residential construction license in Arizona.

Gary Nielsen, joined our company in 2003 as Vice President of Finance and Chief Financial Officer. Mr. Nielsen was Chief Financial Officer of Environmental Support Solutions, Inc. and was employed in that position from August 2001 to July 2003. Between 1999 and 2001, Mr. Nielsen was Chief Financial Officer of Granite Golf Corp., a golf course development company. From 1996 to 1999, Mr. Nielsen was the Vice President of Finance and Chief Financial Officer of Best Western International, Inc., where he was responsible for all accounting, finance, strategic planning, market research, risk management and Y2K business systems reengineering. From 1986 to 1996, Mr. Nielsen was Vice President of Finance for Giant Industries, Inc. where he played a key role in the structuring of a merger and the completion of an NYSE initial public offering of the combined companies. Mr. Nielsen has a degree in Accounting from Arizona State University and holds his CPA Certificate in Arizona and is currently a member of the American Institute of CPA’s and the Arizona Society of CPA’s.

Gary Long, joined our company in 2003 as a director. Mr. Long is currently the Chief Financial Officer of Sands Financial, Ltd. and has been employed with Sands Financial, Ltd. as President since 1985. Sands Financial, Ltd. is a holding company with various holdings consisting of both automobile dealerships and real estate. Mr. Long has been responsible for all accounting, banking and both company and real estate purchase negotiations for the last five years. Prior to this position, Mr. Long was the Corporate Controller for Del Webb Corporation from 1979 to 1985. Mr. Long has a bachelors degree in Accounting from California State University at Northridge.

Craig Primas, joined our company in 2003 as a director. Mr. Primas is the founder and President of Primas and Associates Consulting Engineers. Mr. Primas founded Primas and Associates in early 1996 and has offices in Las Vegas, Nevada and Scottsdale, Arizona and offers consulting civil engineering on land development based projects in Arizona, Nevada, California, Utah, Colorado and New Mexico. Mr. Primas was Regional Vice President of Kimley-Horn and Associates in Las Vegas, Nevada from 1994-1996. Prior to that, he was Principal/Co-Founder of Pentacore Engineering, Inc., in Las Vegas, Nevada from 1990-1994. Mr. Primas brings to our company more than 25 years of experience in all phases of consulting civil engineering, land development and public works, design and project management and land surveying associated with real estate development and construction management. Mr. Primas has a degree in civil engineering from the University of Nevada and is a registered professional engineer in Arizona, California, Colorado, Nevada, New Mexico and Utah.

Telford Walker, joined our company in 2003 as a director. Mr. Walker has been a self-employed real estate investor and developer since 1975. Prior to that, from 1973-1974, Mr. Walker was the Chief Financial Officer of Motown Corporation in Los Angeles, California, and from 1971-1973, Mr. Walker was the Vice President of Beneficial Standard Life Insurance Company and President of California Investors, a regional NASD member broker-dealer. In addition, Mr. Walker has served as a director of SiteLite Corporation from 2000-2002, a member of the National Board of Phillips Brooks House at Harvard University from 1987-2000, a member of a national committee for World Vision from 1996-2001, and a member of the Visiting Committee for the School of Arts and Sciences at Harvard University. Mr. Walker has both a B.A. in Economics and an MBA from Harvard University.

Committees of the Board of Directors

Audit Committee. The current members of our audit committee are Messrs. Walker and Long. Our audit committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, reviews our corporate compliance procedures and reviews the adequacy of our internal accounting controls.

Investment Committee. The current members of our investment committee are Messrs. Walker and Primas. Conflicted officers or directors will not be allowed to participate in any investment decision and our investment committee will make all final determinations based upon the business and economic merits of the transaction. Our investment committee must approve any commitment or investment of our funds in excess of $3,000,000. It is anticipated that the members of this committee will provide telephonic advice and consent to activities with our management on no less than a monthly basis. The Investment Committee will meet no less than once per year to review investment policies and procedures, and with sufficient frequency to determine that these policies are in the best interests of our shareholders and holders of our secured notes.

Compensation

Summary Compensation Table

The following table sets forth the aggregate compensation awarded to, earned by, or paid to our Chief Executive Officer. All other executive officers of the company received less than $100,000 in compensation during this year, our first year of operations. Our officers, directors and employees do not currently receive any annual or long-term compensation from us.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus/ Commissions	All Other Compensation
Stephen J. Carder President, CEO and Director	2003	-0-	-0-	-0-

If this offering is successful, we anticipate paying our officers, directors and employees’ annual compensation as described below. However, as of the date of this prospectus, we do not have any agreement or arrangement in place for the amount of annual compensation that our officers, directors and employees will receive in the future.

Compensation of Executive Officers. When formed on March 18, 2003, our executive officers did not enter into any agreement with us relating to employment and/or consulting, stock incentive plans or stock option plans to grant stock to any person. It is not expected that our executive officers will enter into employment agreements unless and until we have sold at least $1,000,000 principal amount of the secured notes. Executive officers of the company will be expected to devote a significant portion of their work hours to the company. It is expected, after the sale of $10,000,000 of notes that the compensation of each Executive Officer will be between $150,000 and $175,000 before bonuses but we have not yet determined the amount of any bonuses or the basis for granting any bonuses. The executive officers will not be entitled to any compensation in connection with this offering.

Compensation of Directors. Each non-employee director serving on our board of directors receives an annual fee of $12,000, paid quarterly. In addition, each director receives a fee of $1,000 for each board meeting attended by that director and $500 for each committee meeting attended by that director. The directors will not be entitled to any compensation in connection with this offering.

FIDUCIARY RESPONSIBILITY

Your officers and directors are a fiduciary for the company and our shareholders. As a fiduciary, our officers and directors must exercise good faith and integrity when handling our affairs. Our officers and directors must not take advantage of us, and must make full disclosure of any conflicts of interest or benefit to it in its dealings with us. Our officers and directors have a fiduciary responsibility for the safekeeping and use of all of our funds and assets and they will not use, or permit another to use our funds or assets in any manner except for our exclusive benefit.

Our officers and directors will not allow our assets to be commingled with the assets of any other person or company. Our officers and directors and their affiliates may engage in activities similar to or identical with our business, but our officers and directors must devote enough of their time to our business as they determines, in good faith, to be reasonably necessary.

Additionally, our officers and directors could change our investment guidelines when a reasonably prudent person would do likewise, subject to their fiduciary duties to the stockholders of our company. However, our officers and directors can only change our investment objectives upon approval of a majority of our stockholders.

The above described fiduciary duty is both contractual, arising by virtue of the articles of incorporation, and imposed by Nevada common law.

Our stockholders have the following legal rights and remedies concerning our officers and directors and the conduct of our operations:

•	stockholders may bring individual actions on behalf of themselves or class actions on behalf of themselves and other shareholders to enforce their rights as stockholders and Nevada corporate law, including for breaches by our officers and directors of their respective fiduciary duties;

•	stockholders may bring actions on our behalf for claims we might have as derivative actions, if our officers and directors refuse to bring suit; and

•	stockholders may bring actions under federal or state securities laws, either individually or as part of a class of stockholders, if our officers and directors have violated those laws in connection with the offer and sale of our common stock.

This is a rapidly changing and developing area of law. If you have questions concerning the fiduciary duties of our officers and directors in their role of managing our company, you should consult with your own legal counsel.

Limitation of Liability and Indemnification of Directors and Executive Officers

Our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	under applicable section from Nevada Corporation Code regarding unlawful dividends and stock purchases; or
•	for any transaction from which the director derived an improper personal benefit.

These provisions are permitted under Nevada law.

Our bylaws provide that:

•	we must indemnify our directors, officers, employees and agents to the fullest extent permitted by Nevada law, subject to very limited exceptions; and

•	we must advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Nevada law, subject to very limited exceptions.

We intend to purchase directors and officers liability insurance in order to limit our exposure to liability for indemnification of directors and officers, including liabilities under the Securities Act of 1933, as amended.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. They may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a secured note holder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers under these indemnification provisions.

There is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers, and controlling persons under the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

COMPENSATION OF MANAGEMENT AND AFFILIATES

Offering and Organizational Stage

Neither our officers and directors nor any of their affiliates are entitled to any compensation, fees, profits and other benefits in connection with the offering of our secured notes, including but not limited to disbursements incident to the purchase and sale of the secured notes, including sales commission, reimbursements for expenses, and real estate commissions; finder’s fees; fees for property acquisitions, marketing or leasing up of properties, financing or refinancing, management of properties, insurance and miscellaneous services; commissions and other fees to be paid upon sale of the properties owned by the company; participation by affiliates in the cash flow or profits and losses or capital gains and losses arising out of the operation, refinancing or sale of properties; fees or builder’s profits; overhead absorption and/or land write-ups; and all profits on the purchase of investments for the company from any affiliates.

Operational Stage

Other than the compensation described in the section of the prospectus titled “EXECUTIVE COMPENSATION,” and any benefits in connection with the ownership of the capital stock of the company, our officer and directors are not entitled to any compensation, fees, profits and other benefits in connection with the operational stage of our company. Other than the fact that loan may be made to our affiliates, or land may be purchased from our affiliates as described more fully in the section of this prospectus titled “CONFLICTS OF INTEREST,” affiliates are not entitled to any compensation, fees, profits and other benefits in connection with the operational stages of the company.

CONFLICTS OF INTEREST

The relationships among the company, our officers and directors and some of our affiliates may result in various conflicts of interest. The paragraphs below describe material conflicts of interest that may arise in the course of the management and operation of our business. The list of potential conflicts of interest reflects our knowledge of the existing or potential conflicts of interest as of the date of this prospectus. We cannot assure you that no additional conflicts of interest will arise in the future. Should we identify a conflict of interest, we will require the affected officer or director to recuse himself from any involvement in considering whether to proceed with the transaction.

John Back, our Chief Operating Officer, Director and a Vice President of the company, is a principal with The Hanneman Group, a real estate developer. Mike Horton, our Business Development Officer, Director and Vice President is the owner and manager of Mogollon Development Group, a real estate developer. Gary Long, a Director, is an officer with Sands Financial, Ltd., which conducts real estate transactions. We have advised these individuals that we will not enter into any transaction with their affiliates for the foreseeable future.

1. No current competition with our affiliates. Our officers and directors do not currently conduct business activities that may be competitive with us, but they are not restricted from engaging in business activities in the future, subject to the fiduciary duties that they owe to our stockholders.

2. Transactions with affiliates. We may purchase real estate from affiliates or sell real estate to affiliates. Up to 50% of the first $20,000,000 of the funds available for land banker sales or loans from this offering may be sold or loaned to affiliates; and if more than $20,000,000 of funds is available from this offering, 25% of those funds may be sold or loaned to affiliates. All land banking transactions and loans to our affiliates are required to meet our underwriting criteria set forth under “BUSINESS—Origination of Loans—Loan and Underwriting Criteria.” We expect to acquire or sell real estate and originate loans from or through affiliates only as described in this prospectus. None of our officers or directors are in the business of obtaining, processing, making, brokering and selling, and managing and servicing mortgage loans. All our real estate purchased from affiliates will be at prices no higher than the lesser of the cost of the real estate to our affiliate or the then current market value of the real estate. All real estate sold to affiliates will be at prices no lower than the current market value of the real estate, as determined by our investment committee. A committee of our officers and directors makes all decisions concerning the real estate in which we will purchase or sell. This committee is currently comprised of Messrs. Walker and Primas. Because the profitability of a sale or purchase of real estate by our affiliates depends in part upon whether the sale or purchase occurs, and the price in which real estate is purchased or sold, there is a conflict of interest in both the determination of whether the purchase or sale should occur in accordance with our investment guidelines, and the price for which a purchase or sale should occur, as certain members of the committee that makes the determination whether to buy or sell real estate will have an interest in the affiliated company and may own an equity interest in the affiliate.

3. We may originate loans from or through affiliates. We expect to originate loans from or through affiliates as described in this prospectus. We currently have no plans, nor have we identified any properties, affecting affiliates. The conflict of interest described in conflict of interest paragraph 2 above applies to the origination of loans from or through affiliates.

4. We may not participate in mortgage loans with affiliates.

5. Independence. Messrs. Long and Primas are directors who are independent of management. Messr. Walker is independent of management and he is not a shareholder in the company.

6. Competition for the time and services of officers, directors and future employees. We will rely on our officers and directors and any future employees for the management of our operations. When performing their duties, the officers, directors and employees may, for their own account or that of others, originate mortgages, invest in real property and acquire investments similar to those made or acquired by us. Our officers and directors also may act as trustees, directors or officers, or engage in other activities for themselves and/or other entities and may acquire, broker and originate similar mortgage investments for their own account or that of others and invest and operate real property for their own account or that of others.

Our officers and directors will devote enough time to our affairs as they determine in good faith and in compliance with their fiduciary obligations to us and our shareholders, to be necessary for our benefit. However, during times when we and the business of our officers and directors are handling a high volume of loans or acquisitions, a conflict will arise as to which tasks are to be completed first.

7. Competition between the company and our affiliates for investment opportunities. We anticipate that our affiliates will engage in businesses which are or will be competitive with ours or which have the same management as we do. To the extent that these other entities with similar investment objectives have funds available for investment when we do and a potentially suitable investment has been offered to us or one of our affiliates, conflicts of interest will arise as to which entity should acquire the investment.

If any conflict arises between us and any affiliate as to which we will have the right to invest in real estate or originate a mortgage loan, our management will make the determination largely based on a suitability review. Our management will also base the decision on factors including the amount of funds available for investment, yield, portfolio diversification, type and location of the property on which our company would acquire or sell real estate or originate the proposed loan, and the other transaction terms. Our officers and directors will be responsible for complying with their fiduciary obligations to the company. Subject to this fiduciary duty, our officers and directors are not obligated to present to us any particular investment opportunity that comes to their attention, even if the opportunity is of a character that might be suitable for us.

8. Rights of affiliates. Any director or officer of our affiliates may acquire, own, hold and dispose of ownership interests for his or her individual account and may exercise all rights of ownership, to the same extent and in the same manner as if he were not an affiliate of ours.

9. We may co-invest in real estate acquired by an affiliate. If our officers and directors determines that an entire real estate property is not suitable for our portfolio, we may co-invest in the real estate with one or more affiliates. If we co-invest in real estate with one or more affiliates, our investment will be on substantially the same terms as those of the affiliate. A conflict of interest may arise between us and the affiliate.

10. We will not participate in mortgage loans or real properties with affiliates.

PRINCIPAL STOCKHOLDERS

The following table contains information concerning the persons, including any “group,” who we know to be the beneficial owner of more than 5% of any class of our voting securities. Unless otherwise indicated in the footnotes, each person named below has sole voting power and investment power over the shares indicated. All information is as of the date of this prospectus. As of that date, 10,000 shares of our common stock were issued and outstanding.

Name of Beneficial Owner	Number of Shares	Percent of Class(1)
Stephen Carder 7975 North Hayden Road, Suite A-205 Scottsdale, AZ 85258	2,000	20%

Mike Horton 7975 North Hayden Road, Suite A-205 Scottsdale, AZ 85258	2,000	20%

John Back 7975 North Hayden Road, Suite A-205 Scottsdale, AZ 85258	1,000	10%

Jon Donnell 7975 North Hayden Road, Suite A-205 Scottsdale, AZ 85258	1,000	10%

Gary Long 7975 North Hayden Road, Suite A-205 Scottsdale, AZ 85258	1,000	10%

Gary Nielsen 7975 North Hayden Road, Suite A-205 Scottsdale, AZ 85258	1,000	10%

Craig Primas 7975 North Hayden Road, Suite A-205 Scottsdale, AZ 85258	1,000	10%

Gordon Yee 7975 North Hayden Road, Suite A-205 Scottsdale, AZ 85258	1,000	10%

Directors and Executive Officers as a Group (6 persons)	8,000	80%

(1)	Share amounts are rounded to the nearest whole number. All shares not outstanding but which may be acquired by a stockholder within 60 days by the exercise of any stock option or any other right, are deemed outstanding for the purpose of calculating beneficial ownership and computing the percentage of the class beneficially owned by that shareholder, but not by any other shareholder.

DESCRIPTION OF CAPITAL STOCK

We have issued 10,000 shares of our common stock and no shares of our preferred stock. Neither our common stock or our preferred stock is listed for trading on a securities exchange. There is no public market for our common stock or preferred stock. We have not paid any dividends on our common stock since the date that we were formed.

DESCRIPTION OF THE SECURED NOTES

General

The secured notes will be issued under an indenture, subject to any amendments or supplements as may be adopted from time to time, between us and The Bank of Cherry Creek, a branch of Western National Bank, a national banking association, as trustee. The indenture provides us the authority to issue additional series of secured notes under the indenture in addition to the $75,000,000 aggregate initial principal amount of the secured notes offered under this prospectus. The terms and provisions of the secured notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The statements made in this prospectus relating to the indenture and the secured notes to be issued under the indenture are summaries of the material provisions of the indenture and the secured notes. The description of the indenture and the secured notes in this prospectus is not a complete explanation of the terms in the indenture and the secured notes. The terms of the indenture and the secured notes are controlled by the indenture and the notes themselves, not by this prospectus. A copy of the indenture is filed as an exhibit to the registration statement that includes this prospectus and is also available for inspection at the office of the trustee at: 3033 East First Avenue, Denver, CO 80206.

Terms

The indenture provides that the secured notes may be issued in one or more series in an unlimited aggregate principal amount.

The secured notes:

•	are not guaranteed by any other person or entity;

•	are secured by, and paid primarily from, the loans and the other collateral described in this prospectus, the composition of which may change over time;

•	are not savings accounts, certificates of deposit (CDs) or other deposits and are not insured by the FDIC or any other governmental agency;

•	will be issued in book-entry form only without coupons;

•	do not have the benefit of a sinking fund for the retirement of principal;

•	are, to the extent the collateral securing the secured notes is insufficient, subordinated in right of payment to all of our future senior indebtedness;

•	will be paid principal only on their respective maturity date;

•	are not convertible into capital stock or other securities of our company; and

•	will cease to accrue interest after the applicable redemption date under the terms and subject to the conditions of the indenture.

The secured notes will be sold in three classes:

•	Class A in an aggregate principal amount of up to $30,000,000,

•	Class B in an aggregate principal amount of up to $30,000,000 and

•	Class C in an aggregate principal amount of up to $15,000,000.

Secured notes will be sold in denominations of $1,000 U.S. dollars. The minimum purchase of secured notes for each investor is five secured notes for a total of $5,000. Secured notes will be sold for their principal face amount of $1,000, plus accrued interest from and including the first day of the month in which the secured note is purchased to, but excluding, the date of purchase.

Additional series of secured notes may also be issued in the future under the indenture or under a different indenture. The secured notes issued under this prospectus and any future series of secured notes may be secured by the same or separate collateral.

The outstanding principal amount due for each secured note upon redemption of the secured note by us, and all interest accrued and payable on the secured note, will be payable by us at the office or agency of the paying agent, in Denver, Colorado or any other office of the paying agent maintained for this purpose. The trustee will be the paying agent and the registrar for the secured notes. The function of the paying agent is to facilitate the transfer of payments of interest and principal on the secured notes from us to the registered secured note holders when due.

Secured notes may be transferred or exchanged for other secured notes of the same series of a like aggregate principal amount and interest rate subject to the limitations in the indenture. We will not charge a fee for any registration, transfer or exchange of secured notes. However, we may require the holder to pay any tax, assessment or other governmental charge required in connection with any registration, transfer or exchange of secured notes. The registered holder of a secured note will be treated as its owner for all purposes.

Interest Rate and Maturity

Each class of secured notes will also have a different maturity date and, unless renewed, will mature as follows:

•	each Class A secured note will mature 2 years from the first day of the month in which that Class A secured note is issued;

•	each Class B secured note will mature 3 years from the first day of the month in which that Class B secured note is issued; and

•	each Class C secured note will mature 4 years from the first day of the month in which that Class C secured note is issued.

We may change the interest rate for any or all of the classes of secured notes to reflect market conditions at any time by supplementing this prospectus. If we change the interest rate on any class, the interest rate on secured notes issued before the date of the change will not be affected. Any change in the interest rate for a class of secured notes may be made only prior to the sale of those notes.

Payments of Interest

Interest will accrue on the secured notes at the stated rate from the first day of the month of issue until maturity. Secured notes generally do not earn interest after the maturity date or date set for redemption. We will pay interest to the noteholder in whose name the secured note is registered at the close of business on the last day of the calendar month preceding the month in which the payment date occurs. The trustee will transmit payment for the interest on the secured notes when due to the noteholder who is shown as the record holder on the books and records of the registrar as of the applicable record date for payment. Interest will be calculated based on a year with twelve 30-day months.

Interest on the secured notes will be paid monthly. Interest payments will be made on the tenth day of each month with respect to interest accruing during the preceding month. If the tenth day is not a business day, interest will be paid on the next following business day. Interest payments will be prorated to reflect any partial months. Any accrued but unpaid interest outstanding on the maturity date of a secured note will be paid on the maturity date. Interest payments generally will be funded from amounts collected on the real estate development loans and other collateral securing the secured notes. Interest payments may be funded from the proceeds of sales of the secured notes or new secured notes.

Payments of Principal and Renewal

Each secured note matures either 2, 3 or 4 years from the first day of the month in which the secured note was issued, as indicated on the cover page of this prospectus, unless redeemed earlier, which we may do at our option. No principal payments are due before the maturity of the secured note unless we decide to redeem a secured note, or a portion of a secured note, before its stated maturity date. You have no right to demand that we redeem your secured note prior to its stated maturity date. The trustee will transmit payment for the principal on the secured notes when due to the person who is shown as the record holder on the books and records of the registrar as of the applicable record date for payment.

If the holder of a secured note wishes to renew a secured note instead of receiving the principal due on the secured note in cash at maturity, the holder must give written notice to us at least 90 but no more than 120 days prior to the stated date of maturity for that secured note. Principal will be due and payable in cash upon the maturity of the secured note unless proper notice is received from the holder. If proper notice is given and we have a then currently effective prospectus relating to the new secured notes to be issued containing audited financial statements, we will renew the maturing secured note by issuing a new secured note with terms no more favorable than those of the secured note that is maturing. The new secured note will have no greater interest rate than the secured note that is maturing. The new secured note will mature either 2, 3 or 4 years from the maturity date of the original secured note, depending on whether the original secured note was a Class A, Class B or Class C secured note, respectively. If we do not have a currently effective prospectus relating to the new secured notes to be issued at the time the original secured note matures, or if no notice is given, we will pay the maturing secured note in cash on the maturity date.

We may, at our option, pay a maturing secured note in cash at maturity instead of renewing the secured note, regardless of whether any notice relating to the maturity of that secured note has been given. If a secured note holder has given notice of a request for renewal, and we decide to pay the maturing secured note in cash at maturity instead of renewing the secured note, we will give notice to the secured note holder not less than 20 days nor more than 60 days before the maturity date of the secured note, in accordance with the secured note redemption procedures in the indenture. Principal payments may be funded from the proceeds of sales of new secured notes.

The Trustee

The Bank of Cherry Creek, a branch of Western National Bank, a national banking association, is the trustee under the indenture. We may maintain deposit accounts, borrow money from time to time and otherwise conduct other banking transactions with the trustee. As of the date of this prospectus, we have no outstanding loans from the trustee. In the event of default, the indenture permits the trustee to become a creditor of ours and does not preclude the trustee from enforcing its rights as a creditor, including rights as a holder of collateralized indebtedness.

Generally, under the indenture, the trustee is permitted to temporarily invest funds held in trust from time to time in:

•	direct obligations of the United States government or obligations guaranteed by the United States government;

•	interest-bearing time or demand deposits, certificates of deposit or other similar banking arrangements, or investment agreements, repurchase agreements or guaranteed investment contracts, with any bank, trust company, national banking association or other depository institution, including those of the trustee;

•	commercial paper, including that of the trustee, which matures not more than 270 days after the date of purchase;

•	bonds, secured notes, notes or other evidences of indebtedness issued or guaranteed by Federal Farm Credit Banks, Federal Home Loan Mortgage Corporation, Governmental National Mortgage Association, Export-Import Bank of the United States, Federal National Mortgage Association, Student Loan Marketing Association, Farmers Home Administration, Federal Home Loan Banks or any agency of the United States established for the purposes of acquiring the obligations of any of these agencies; and

•	money market mutual funds investing solely in the above listed assets.

We make representations and warranties to the trustee about the characteristics of the collateral pledged to secure the secured notes. However, the trustee has not undertaken any obligation to verify the accuracy of our representations. Except in connection with our servicing of delinquent loans, we are under no obligation to attempt to verify whether the collateral becomes defective once pledged.

Collateral

Our obligation to pay principal and interest on the secured notes generally will be secured by a pledge to the trustee on behalf of the secured note holders of:

•	all of our right, title and interest in and to the real estate we purchase as land bankers;

•	all of our right, title and interest in and to the proceeds from our subsequent development and sale of the real estate we purchased as land bankers;

•	all of our right, title and interest in and to the loans and the payments made thereon;

•	first priority mortgages or deeds of trust on the real estate acquired and developed by our borrowers;

•	amounts as from time to time may be held in the accounts created under the indenture;

•	our rights under the lock box agreements, if any, for collections on the collateral;

•	any and all proceeds of the above, which is referred to in this prospectus as the “collateral.”

Subject to fees and expenses owed to the trustee, the secured notes will have a first priority claim against the collateral pledged to the trustee to the extent the collateral is acquired solely with proceeds of the secured notes. Therefore, if there is a default on other obligations of our company, collateral acquired solely with secured note proceeds cannot be used to satisfy those obligations until the secured notes are paid in full. The indenture does not require us to maintain any specified financial ratios, minimum net worth or minimum working capital.

The maturity of the collateral may not match the maturity dates of the secured notes. Interest due on the secured notes will be made principally from the proceeds of the collateral that is pledged to secure the secured notes. The loans we originate or the other assets that we may purchase may have a maturity date or date fixed for repayment of the investment that do not match the payment dates of the secured notes. Due to this possibility, we may not have sufficient cash and liquid assets available to make these payments when due. If this occurs, we will be required to fund these payments from our other assets or through borrowings or capital raised from outside sources.

If the collateral pledged to secure the secured notes has to be sold to fully pay the secured notes when due, the sale may not result in proceeds sufficient to fully pay the secured notes at maturity. Our ability to obtain refinancing of the balance due on the secured notes at maturity will depend on market conditions at that time. An increase in interest rates or other economic conditions may have an adverse effect on our ability to obtain refinancing to pay the secured notes.

Sale of Collateral Pledged to the Trustee

Loans and other collateral may be sold, or otherwise disposed of by the trustee, free from the lien of the indenture. Prior to any sale we will identify to the trustee in writing the sale price and the person to which the collateral will be sold. We will also certify to the trustee in writing that:

•	the disposition price is equal to or in excess of the amount disbursed from the funding account to acquire the collateral, less any principal amounts received by the trustee with respect to that collateral; or

•	the disposition price is lower than the amount disbursed from the funding account to acquire the collateral, less any principal amounts received by the trustee with respect to that collateral, and

•	we reasonably believe that the receipts expected to be received from the remaining collateral, after giving effect to the disposition, would be at least equal to the receipts required to timely pay the principal and interest on the secured notes;

•	we will remain able to pay debt service on the secured notes and make payment on any other obligations to you on a timely basis, after giving effect to the sale, transfer or other disposition of the collateral, whereas we would not have been able to do so on a timely basis if we had not sold, transferred or disposed of the collateral at the discounted amount; or

•	the sum of the amounts on deposit in the funding account and securities payment account, less moneys in any of these accounts which we are then entitled to receive but which has not yet been removed from the account, plus the net collectable amount of the loans and the fair market value of other collateral will be at least equal to 100% of the aggregate principal amount of the obligations owed to all holders of secured notes combined, plus accrued interest, after giving effect to the sale, transfer or other disposition.

Collateral may also be sold or transferred by the trustee if it receives a written direction from us certifying that the sale or transfer is necessary in order to avoid the occurrence of an event of default under the indenture. Proceeds received upon any disposition of collateral may consist of cash or permitted investments under the indenture. The proceeds will be deposited by the trustee into the funding account described below.

Flow of Funds

Under the indenture, the trustee will create and oversee two main accounts: the funding account and the securities payment account. In addition to these accounts, a lock box account may also be established for the borrowers in each state at a bank in that state. The amounts on deposit in these accounts will be pledged to the trustee and held in trust for your benefit. The following is a brief description of the function and flow of funds of each of the accounts.

Funding Account. The primary purposes of the funding account is to collect funds that will be used for a variety of operational functions. Deposits into the funding account will include:

•	the net proceeds from the sale of our secured notes;

•	amounts received as a result of the sale of any of the collateral held by the trustee under the indenture (other than as described in the fourth bullet point in the following paragraph below);

•	amounts received as loan payments or other revenues received by us or in any lock-box accounts on the collateral; and

•	any other amounts that we direct the trustee to deposit into the funding account.

The funds in the funding account will be used in the following order of priority, to:

•	pay fees to the trustee;

•	withdraw funds deposited in error;

•	transfer funds to the securities payment account when amounts are due to be paid on the secured notes;

•	pay any sales expenses and commissions relating to the sale of our secured notes at our direction;

•	purchase real estate as land bankers and to purchase other assets, as applicable and fund the origination of loans to real estate developers, in each case at our direction upon receipt by the trustee of a certification set forth in our indenture; and

•	subject to the satisfaction of the release requirement described below, pay excess funds on deposit in the funding account to our company as we direct the trustee.

The trustee may not release collateral from the lien of the indenture to us unless we can demonstrate to the trustee that the sum of (a) the amounts on deposit in the funding account and (b) the net amount that we expect to collect on the mortgage loans or real property that are part of the collateral and the fair market value of other collateral is or will be, immediately after the collateral transfer, at least equal to 100% of the aggregate principal amount of then outstanding secured notes plus accrued interest.

Securities Payment Account. The primary purpose of the securities payment account is to facilitate the payment of interest and principal due on the secured notes to the registered holders on the applicable due dates for those payments so that they can be disbursed to you. Prior to each interest or principal payment date, as applicable, funds will be withdrawn from the funding account in an amount sufficient to pay the interest or interest and principal, as applicable, then due on the secured notes. These funds will be deposited in the securities payment account to facilitate payment to the secured note holders.

Lock Box Accounts. The primary purpose of the lock box accounts is to facilitate collection of the loan payments from the borrowers. Payments on the loans may be made to these lock box accounts at a single lock box processing bank in each state where the borrowers reside. Each bank maintaining a lock box account will periodically transfer the money in the lock box accounts to the trustee for deposit in the funding account.

The trustee will invest amounts on deposit in any of the above accounts, as we direct, in investment securities and other permitted investments described in the indenture. If we make no direction to the trustee, and to the extent practicable, the trustee will invest amounts held under the indenture in the money market funds.

Redemption of Secured Notes

We may redeem any or all of the secured notes without penalty or premium, at our option, in whole or in part, at any time. If we redeem your secured notes, we will make payment in cash to you of all unpaid principal and interest accrued to the date set for redemption, but excluding the date of redemption. We are required by the indenture to deposit the amount to be paid in redemption of the secured notes with the trustee prior to the redemption date. If we decide to redeem secured notes, we will give notice of the redemption date by mail to the registered holders of the secured notes, or portions of secured notes, to be redeemed not less than 30 days nor more than 60 days before the redemption date. We have the sole discretion whether to prepay any secured note and the amount to be prepaid. If prepaid, secured notes will be redeemed in accordance with the policies and procedures of The Depository Trust Company, or any successor securities depository for the secured notes.

Merger, Consolidation or Sale of Assets

The indenture provides that we may, with or without the consent of the holders of any outstanding secured notes, consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity; provided that

•	either we shall be the continuing entity, or the successor entity (if other than us) formed by or resulting from any consolidation or merger or which shall have received the transfer of these assets shall be an entity organized and existing under the laws of the United States or a state of the United States and any successor entity shall expressly assume our obligation to pay the principal of (and premium, if any) and interest on all the secured notes and shall also assume the due and punctual performance and observance of all the covenants and conditions contained in the indenture;

•	immediately after giving effect to this transaction and treating any indebtedness that becomes an obligation of any successor entity, no event of default under the indenture, and no event that, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

•	an officers’ certificate and legal opinion covering these conditions shall be delivered to each trustee.

Certain Covenants

Payment of Principal and Interest. The indenture requires us to covenant and agree for the benefit of the holders of the secured notes that we will duly and punctually pay the principal of and interest on the secured notes in accordance with the terms of the particular series of secured notes and the indenture.

Existence. Except as permitted under limited circumstances in which we merge or consolidate with or into another entity, or where we sell substantially all of our assets to another entity, the indenture requires us to do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, material rights (by certificate of incorporation, bylaws and statute) and material franchises; provided, however, that we shall not be required to preserve any right or franchise if our board of directors determine that the preservation of the right or franchise is no longer desirable in the conduct of its business.

Maintenance of Properties. The indenture requires us to cause all of our material properties used or useful in the conduct of our business or the business of any of our subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and to cause to be made all necessary repairs, renewals, replacements, betterments and improvements of our material properties, all as in our judgment may be necessary so that the business carried on or in connection therewith may be properly and advantageously conducted at all times; provided, however, that we and our subsidiaries shall not be prevented from selling or otherwise disposing of their properties for value in the ordinary course of business.

Insurance. The indenture requires us to keep in force upon all of our properties and operations policies of insurance carried with responsible companies in amounts and covering all risks as is customary in the industry in accordance with prevailing market conditions and availability.

Payment of Taxes and Other Claims. The indenture requires us to pay or discharge or cause to be paid or discharged, before the same shall become delinquent,

•	all taxes, assessments and governmental charges levied or imposed on us or on the income, profits or property of ours; and

•	all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of ours or any of our subsidiaries; provided, however, that we shall not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings.

Provision of Financial Information. Whether or not we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, we will, within 15 days after each of the respective dates by which we would have been required to file annual reports, quarterly reports and other documents with the Commission if we were so subject,

•	transmit by mail to all holders of secured notes, as their names and addresses appear in the applicable register for the secured notes, without cost to the holders summaries of the annual reports, quarterly reports and other documents which we would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, if we were subject to these sections,

•	file with the trustee copies of the annual reports, quarterly reports and other documents that we would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, if we were subject to these sections and

•	promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of these documents to any prospective holder of secured notes.

Rights of Secured Noteholders

As a secured note holder, you have limited rights to vote on actions involving our company. In general, you will have the right to vote on whether or not to approve some amendments to the indenture.

You will also have the right to direct some actions that the trustee takes in the event we default on the secured notes. For a complete description of your rights as a secured note holder, we encourage you to read a copy of the indenture, which is filed as an exhibit to the registration statement that includes this prospectus and is available for inspection at the office of the trustee.

Events of Default, Notice and Waiver

The following events are “events of default” with respect to the secured notes issued under the indenture:

•	default for 30 days in the payment of any installment of interest on the secured notes of any series;

•	default for 30 days in the payment of the principal of (or premium, if any, on) the secured notes of any series;

•	default in the performance or breach of any other covenant or warranty of ours contained in the indenture (other than a covenant or warranty a default in the performance of which or the breach of which is elsewhere in this paragraph specifically dealt with), continued for 60 days after written notice as provided in the indenture;

•	default under any bond, secured note or other evidence of indebtedness for money borrowed in an aggregate principal amount in excess of $10,000,000; and

•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us.

If an event of default under the indenture with respect to the secured notes at the time outstanding occurs and is continuing, then in every case the trustee or the holders of not less than 25% in principal amount of the outstanding secured notes of that series may declare the principal amount (or, if the secured notes of that series are original issue discount securities or indexed securities, the portion of the principal amount as may be specified in the terms of those secured notes) of all the secured notes of that series to be due and payable immediately by written notice to us (and to the trustee if given by the holders). However, at any time after the declaration of acceleration with respect to the secured notes of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority of the principal amount of the outstanding secured notes of any series may rescind and annul the declaration and its consequences if:

•	we shall have deposited with the trustee all required payments of the principal of (and premium, if any) and overdue interest on the secured notes of the applicable series, plus certain fees, expenses, disbursements and advances of the trustee; and

•	all events of default, other than the nonpayment of accelerated principal (or specified portion of accelerated principal), with respect to secured notes of the applicable series have been cured or waived as provided in the indenture. The indenture will also provide that the holders of not less than a majority in principal amount of the outstanding secured notes of any series may waive any past default with respect to the applicable series and its consequences, except a default

•	in the payment of the principal of (or premium, if any) or interest on any secured note of the applicable series or

•	in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding secured note affected thereby.

The indenture requires the trustee to give notice to the holders of secured notes within 90 days of a default under the indenture unless the default shall have been cured or waived; provided, however, that the trustee may withhold notice to the holders of any series of secured notes of any default with respect to the applicable series (except a default in the payment of the principal of (or premium, if any) or interest on any secured note of the applicable series) if specified responsible officers of the trustee consider this withholding to be in the holders’ interest.

The indenture provides that no holders of secured notes of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy under the indenture, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding secured notes of the applicable series, as well as an offer of indemnity reasonably satisfactory to it and no contrary directions from the holders of more than 50% of the outstanding secured notes of the applicable series. This provision will not prevent, however, any holder of secured notes from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on the secured notes at the respective due dates of the secured notes.

The indenture provides that the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of secured notes then outstanding under the indenture, unless the holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding secured notes of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. The trustee may, however, refuse to follow any direction that is in conflict with any law or the indenture or that may involve the trustee in personal liability or that may be unduly prejudicial to the holders of secured notes of the applicable series not joining in the direction to the trustee.

Modification of the Indenture and Supplemental Indentures

Except for those matters described in the indenture relating to immaterial modifications and amendments, modifications and amendments of the indenture and supplemental indentures with respect to any series will be permitted only with the consent of the holders of not less than a majority in principal amount of all outstanding secured notes of the applicable series; provided, however, that no modification, amendment or supplemental indenture may, without the consent of the holder of each secured note of the applicable series:

•	change the stated maturity of the principal of (or premium, if any, on), or any installment of principal of or interest on any secured note;

•	reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any secured note, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity on any secured note or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any secured note;

•	change the place of payment, or the coin or currency, for payment of principal of (or premium, if any), or interest on any secured note;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any secured note on or after the stated maturity or redemption date of that secured note;

•	reduce the above-stated percentage of outstanding secured notes of any series necessary to modify or amend the indenture, to waive compliance with certain provisions of the indenture or certain defaults and consequences under the indenture or to reduce the quorum or voting requirements set forth in the indenture; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect this action or to provide that certain other provisions may not be modified or waived without the consent of the holder of the secured note.

The holders of a majority in aggregate principal amount of outstanding secured notes of each series may, on behalf of all holders of secured notes of that series waive, insofar as that series is concerned, compliance by us with certain restrictive covenants in the indenture.

Modifications and amendments of the indenture and supplemental indentures will be permitted to be made by us and the trustee without the consent of any holder of secured notes for any of the following purposes:

•	to evidence the succession of another person to us as obligor under the indenture;

•	to add to the covenants of us for the benefit of the holders of all or any series of secured notes or to surrender any right or power conferred upon us in the indenture;

•	to add additional events of default for the benefit of the holders of all or any series of secured notes;

•	to add or change certain provisions of the indenture to facilitate the issuance of, or to liberalize certain terms of, secured notes in bearer form, onto permit or facilitate the issuance of secured notes in uncertificated form, provided that this action shall not adversely affect the interests of the holders of the secured notes of any series in any material respect;

•	to change or eliminate any provisions of the indenture, provided that any change or elimination shall become effective only when there are no secured notes outstanding of any series created prior thereto that are entitled to the benefit of this provision;

•	to secure the secured notes;

•	to establish the form or terms of secured notes of any series, including the provisions and procedures, if applicable, for the conversion of the secured notes into common stock or preferred stock;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to cure any ambiguity, defect or inconsistency in the indenture, provided, however, that this action shall not adversely affect the interests of holders of secured notes of any series in any material respect; or

•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of the secured notes, provided, however, that this action shall not adversely affect the interests of the holders of the secured notes of any series in any material respect.

The indenture provides that in determining whether the holders of the requisite principal amount of outstanding secured notes of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture,

•	the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal on that secured note that would be due and payable as of the date of determination upon declaration of acceleration of the maturity of that secured note;

•	the principal amount of any secured note denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for the secured note, of the principal amount (or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of the secured note of the amount determined as provided in the prior clause above);

•	the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security in the indenture; and

•	secured notes owned by us or any other obligor upon the secured notes or any affiliate of ours or of any other obligor shall be disregarded.

Discharge, Defeasance and Covenant Defeasance

We will be permitted, at our option, to discharge certain obligations to holders of any series of secured notes by irrevocably depositing with the trustee, in trust, funds in currency or currencies, currency unit or units or composite currency or currencies in which the secured notes are payable in an amount sufficient to pay the entire indebtedness on the secured notes in respect of principal (and premium, if any) and interest.

We may elect either to:

•	defease and be discharged from any and all obligations with respect to any series of secured notes (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on the secured notes and the obligations to register the transfer or exchange of the secured notes, to replace temporary or mutilated, destroyed, lost or stolen secured notes, to maintain an office or agency in respect of the secured notes and to hold money for payment in trust) (“defeasance”); or

•	be released from certain obligations with respect to the secured notes under the indenture (generally being the restrictions described under “Certain Covenants,” in this prospectus), its obligations with respect to any other covenant, and any omission to comply with these obligations shall not constitute a default or an event of default with respect to the secured notes (“covenant defeasance”), in either case upon the irrevocable deposit by us with the trustee, in trust, of an amount, in currency or currencies, currency unit or units or composite currency or currencies in which the secured notes are payable at stated maturity, or government obligations (as defined below), or both, applicable to the secured notes that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on the secured notes on the scheduled due dates therefor.

A trust referred to in the previous paragraph may only be established if, among other things, we have delivered to the trustee an opinion of counsel to the effect that the holders of the secured notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of a defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if a defeasance or covenant defeasance had not occurred, and an opinion of counsel, in the case of defeasance, must refer to and be based on a ruling of the Internal Revenue Service (the “IRS”) or a change in applicable U.S. federal income tax law occurring after the date of the Indenture. In the event of a defeasance, the holders of the secured notes would thereafter be able to look only to an applicable trust fund for payment of principal (and premium, if any) and interest.

The term “government obligations” means securities that are

•	direct obligations of the United States of America or the government which issued the foreign currency in which the secured notes of a particular series are payable, for the payment of which its full faith and credit is pledged; or

•	obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the government which issued the foreign currency in which the secured notes of the applicable series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or the other government, which, in either case, are not callable or redeemable at the option of the issuer of those obligations, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any government obligation or a specific payment of interest on or principal of any government obligation held by a custodian for the account of the holder of a depository receipt; provided, however, that (except as required by law) a custodian is not authorized to make any deduction from the amount payable to the holder of a depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by a depository receipt.

Book-Entry System

The secured notes will be issued as global securities in book-entry form, which will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of DTC or its nominee. Unless and until it is exchanged in whole or in part for the individual certificated secured notes represented thereby, a global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor depository or any nominee of the successor.

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the secured notes represented by a global security for all purposes under the indenture and the beneficial owners of the secured notes will be entitled only to those rights and benefits afforded to them in compliance with DTC’s regular operating procedures. Except as provided below, owners of a beneficial interest in a global security will not be entitled to have any of the individual secured notes registered in their names, will not receive or be entitled to receive physical delivery of any of these secured notes in definitive form and will not be considered the owners or holders of these secured notes under the indenture. The laws of some states require that some purchasers of securities take physical delivery of those securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

If any of the following occur, we will issue individual secured notes in certificated form in exchange for a global security:

•	DTC is at any time unwilling or unable to continue as depository or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act, and we do not appoint a successor depository within 90 days;

•	an event of default under the indenture with respect to the secured notes has occurred and is continuing and the beneficial owners representing a majority in principal amount of the secured notes represented by a global security advise DTC to cease acting as depository; or

•	we, in our sole discretion, determine at any time that some or all of the secured notes shall no longer be represented by a global security.

In any of these instances, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual secured notes in certificated form of like tenor, equal in principal amount to the beneficial interest, and to have the secured notes in certificated form registered in its name. Secured notes so issued in certificated form will be issued in denominations of $1,000 or any integral multiple of $1,000, and will be issued in registered form only, without coupons.

DTC has advised us of the following information regarding DTC:

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, like transfers and pledges, in deposited securities through electronic computerized book-entry changes in its participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others like securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of secured notes under the DTC system must be made by or through direct participants, which will receive a credit for the secured notes on DTC’s records. The ownership interest of each actual purchaser of each secured note, or a beneficial owner, is in turn recorded on the direct and indirect participants’ records. A beneficial owner does not receive written confirmation from DTC of its purchase, but the beneficial owner is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction.

Transfers of ownership interests in the secured notes are accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners do not receive certificates representing their ownership interests in secured notes, unless use of the book-entry system for the secured notes is discontinued.

To facilitate subsequent transfers, the secured notes are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of the secured notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the secured notes. DTC records reflect only the identity of the direct participants to whose accounts Secured notes are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to Cede & Co. If less than all of the secured notes represented by a global security are to be redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant to be redeemed.

Neither DTC nor Cede & Co. will consent or vote with respect to the secured notes. Under its usual procedures, DTC mails a proxy (an “omnibus proxy”) to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the secured notes are credited on the record date, which are identified on a list attached to the omnibus proxy.

Funds for the payment of principal and interest payments on the secured notes will be withdrawn from the securities payment account by the trustee and the trustee will pay principal and interest on the secured notes to DTC. DTC’s practice is to credit direct participant’s accounts on the payable date in proportion to their respective holdings as shown on DTC’s records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the trustee or our company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the trustee. Disbursement of payments to direct participants is the responsibility of DTC, and disbursement of the payments to the beneficial owners is the responsibility of direct and indirect participants.

DTC may discontinue providing its services as securities depository with respect to the secured notes at any time by giving reasonable notice to us or the trustee. Under these circumstances, if a successor securities depository is not appointed within 90 days, physical secured note certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through DTC, or a successor securities depository. In that event, physical secured note certificates will be printed and delivered.

Our company, the trustee, any paying agent, the security registrar or the placement agents will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for any secured notes or for maintaining, supervising or reviewing any records relating to beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between the participants and the owners of beneficial interests in a global security owned through those participants.

HOW WE PROTECT OUR RIGHTS AS A LENDER

The following discussion is a summary of legal aspects of mortgage loans. Because this is a summary, it does not contain all the information that may be important to you. Many of the legal aspects of mortgage loans are governed by applicable state laws, which may vary substantially. The following material does not reflect the laws of any particular state, unless specifically indicated.

Overview of Mortgages

We may invest in mortgage loans. In connection with these loans, we will receive mortgages or other similar instruments including deeds of trust, granting us rights in the security properties. Our authority under a mortgage is governed by applicable law and the express provisions of the mortgage.

Priority of liens on mortgaged property created by mortgages depends on their terms and on the order of filing with a state, county or municipal office, although this priority may be altered by the mortgagee’s knowledge of unrecorded liens against the security property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments. In addition, the Internal Revenue Code provides priority for certain tax liens over the mortgage.

Foreclosure

Non-judicial Foreclosure

If a mortgage loan secured by a deed of trust is in default, we will protect our rights by foreclosing by a non-judicial sale. Deeds of trust differ from mortgages in form, but are in most other ways similar to mortgages. Deeds of trust will contain specific provisions enabling non-judicial foreclosure in addition to those provided for in applicable statutes upon any material default by the borrower. Applicable state law controls the extent that we have to give notice to interested parties and the amount of foreclosure expenses and costs, including attorney’s fees, which may be covered by a lender, and charged to the borrower.

Judicial Foreclosure

Foreclosure under mortgage instruments other than deeds of trust is more commonly accomplished by judicial action initiated by the service of legal pleadings. When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A judicial foreclosure is subject to most of the delays and expenses of other litigation, sometimes requiring up to several years to complete. For this reason, we do not anticipate using judicial foreclosure to protect our rights due to the incremental time and expense involved in these procedures.

When foreclosing under a mortgage instrument, the sale by the designated official is often a public sale. The willingness of third parties to purchase the property will depend to some extent on the status of the borrower’s title, existing redemption rights and the physical condition of the property. It is common for the lender to purchase the security property at a public sale where no third party is willing to purchase the property, for an amount equal to the outstanding principal amount of the indebtedness and all accrued and unpaid interest and foreclosure expenses. In this case, the debt owed to the mortgagee will be extinguished. Thereafter, the mortgagee would assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs.

The lender is then obligated as an owner until it can arrange a sale of the property to a third party. If we foreclose on the security property, we expect to obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal our investment in the property. A lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings.

Lenders also need to comply with procedure-related environmental rules and regulations. An increasing number of states require that any environmental hazards are eliminated before a property may be resold. A lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

In foreclosure proceedings, courts frequently apply equitable principles, which are designed to relieve the borrower from the legal effects of his immaterial defaults under the loan documents or the exercise of remedies that would otherwise be unjust in light of the default. These equitable principles and remedies may impede our efforts to foreclose.

Environmental Risks

Our security property may be subject to potential environmental risks. Of particular concern may be those security properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental risks may give rise to a diminution in value of the security property or liability for clean-up costs or other remedial actions. This liability could exceed the value of the real property or the principal balance of the related mortgage loan. For this reason, we may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Under the laws of certain states, an owner’s failure to perform remedial actions required under environmental laws may give rise to a lien on mortgaged property to ensure the reimbursement of remedial costs. In some states this lien has priority over the lien of an existing mortgage against the real property.

Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien. The state of law is currently unclear as to whether and under what circumstances clean-up costs, or the obligation to take remedial actions, can be imposed on a secured lender. If a lender does become liable for clean up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but these persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, an action against the borrower may be adversely affected by the limitations on recourse in the loan documents.

For the foregoing reasons, we anticipate that we will protect the company by requiring a Phase I Environmental Site Assessment of the security properties prior to selecting a loan for us to invest in.

Rights of Senior Mortgages

We can also protect ourselves by including provisions obligating the mortgagor to do the following:

•	pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage,

•	to provide and maintain fire insurance on the property,

•	to maintain and repair the property,

•	not to commit or permit any waste on the property, and

•	to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage.

Upon a failure of the mortgagor to perform any of these obligations, we would have the right under the mortgage to perform the obligation, with the mortgagor agreeing to reimburse us for any sums we expend on behalf of the mortgagor. All sums we expend become part of the indebtedness secured by the mortgage.

Statutory Rights of Redemption

After a foreclosure sale pursuant to a mortgage, the borrower and foreclosed junior lienors may have a statutory period in which to redeem the property from the foreclosure sale. Redemption may be limited to where the mortgagee receives payment of all or the entire principal balance of the loan, accrued interest and expenses of foreclosure. The statutory right of redemption diminishes the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale. One remedy we may have is to avoid a post-sale redemption by waiving our right to a deficiency judgment. Consequently, as noted above, the practical effect of the redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation

We may acquire interests in mortgage loans which limit our recourse to foreclosure upon the security property, with no recourse against the borrower’s other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower’s assets in addition to the mortgaged property, we may confront statutory prohibitions which impose prohibitions against or limitations on this recourse. For example, the right of the mortgagee to obtain a deficiency judgment against the borrower may be precluded following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the security and the amount due to the lender. Other statutes require the mortgagee to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. We may elect, or be deemed to have elected, between exercising our remedies with respect to the security or the deficiency balance. The practical effect of this election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale.

In Nevada, we can pursue a deficiency judgment against the borrower or a guarantor if the value of the property securing the loan is insufficient to pay back the debt owed to us. In jurisdictions like California, however, if we desire to seek a judgment in court against the borrower for the deficiency balance, we may be required to seek judicial foreclosure and/or have other security from the borrower. We would expect this to be a more prolonged procedure, and is subject to most of the delays and expenses that affect other lawsuits.

Bankruptcy Laws

We may be subject to delays from statutory provisions that afford relief to debtors from our ability to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. Under the United States Bankruptcy Code of 1978, which we refer to as the Bankruptcy Code, and analogous state laws, foreclosure actions and deficiency judgment proceedings are automatically suspended upon the filing of the bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and consequences in obtaining our remedy can be significant. Also under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of the holder of a second mortgage may prevent the senior lender from taking action to foreclose out the junior lien.

Under the Bankruptcy Code, the amount and terms of a mortgage on property of the debtor may be modified under equitable principles or otherwise. Under the terms of an approved bankruptcy plan, the court may reduce the outstanding amount of the loan secured by the real property to the then current value of the property in tandem with a corresponding partial reduction of the amount of the lender’s security interest. This leaves the lender having the status of a general unsecured creditor for the differences between the property value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which may result from a reduction in the rate of interest and/or the alteration of the repayment schedule, and/or change in the final maturity date. A court may approve a plan, based on the particular facts of the reorganization case that effected the curing of a mortgage loan default by paying arrearage over time. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor to de-accelerate a mortgage loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition. This may be done even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage or deed of trust may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

In a bankruptcy or similar proceeding action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the lender. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

Enforceability of Certain Provisions

Due-On-Sale Provisions

Federal law pre-empts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these claims in accordance with their terms. As a result, due-on-sale clauses are enforceable except in those states whose legislatures exercised their limited authority to regulate the enforceability of these clauses. Due-on-sale clauses will not be enforceable in bankruptcy proceedings.

Acceleration on Default

We may invest in mortgage loans which contain a “debt-acceleration” clause, which permits us to accelerate the full debt upon a monetary or nonmonetary default of the borrower. The courts of most states will enforce clauses providing for acceleration in the event of a material payment default after we give appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage when an acceleration of the indebtedness would be inequitable or unjust. Furthermore, a borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorney’s fees incurred by the lender in collecting these defaulted payments.

State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of installment contracts. For example, a lender’s practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearage or otherwise permit reinstatement of the contract following a default. If a borrower under an installment contract has significant equity in the property, a court may apply equitable principles to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

Prepayment Provisions

In the absence of state statutory provisions prohibiting prepayment fees, we expect that the courts will enforce claims requiring prepayment fees. However, in some states prepayment fees may be unenforceable for residential loans or after a mortgage loan has been outstanding for a number of years. Applicable law may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of month’s interest on the prepaid amount. We may have to contend with laws that render prepayment provisions on default or other involuntary acceleration of a mortgage loan unenforceable against the mortgagor or trustor. Some state statutory provisions may also treat prepayment fees as usurious if they exceed statutory limits. We anticipate that our loans will not have prepayment provisions.

Secondary Financing: Due-on-Encumbrance Provisions

Some mortgage loans may have no restrictions on secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans. We are more likely to invest in mortgage loans that permit us, as first lender, to accelerate the maturity of a loan if the borrower grants a second mortgage or in mortgage loans that require our consent to any junior or substitute financing.

Where a borrower encumbers the mortgaged property with one or more junior liens, the first lender is subjected to the following additional risks:

•	the borrower may have difficulty servicing and repaying multiple loans;

•	acts of the senior lender which prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender;

•	if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and even prevent the taking of action by the senior lender;

•	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

We expect that our loans will prohibit junior mortgages and intend to monitor our loans closely so that we will know when a junior lien holder acquires an interest in the security property.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of points and fees as interest, but may exclude payments in the form of reimbursement of foreclosure expenses or other charges found to be distinct from interest. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may have the recorded mortgage or deed of trust cancelled upon paying its debt with lawful interest, or the lender may foreclose, but only for the debt plus lawful interest.

Under a second, more severe type of statute, a violation of the usury law results in the invalidation of the transaction, thereby permitting the borrower to have the recorded mortgage or deed of trust cancelled without any payment and prohibiting the lender from foreclosing.

Nevada law does not apply limitations on interest that may be charged on the type of loans that we intend to invest in or purchase. In California, we will only invest in loans that were made through real estate brokers licensed by the California Department of Real Estate. Mortgage loans made or arranged by a licensed real estate broker are exempt from the California usury law provisions that restrict the maximum rate of interest on California loans. All underlying mortgage loans on California property that are invested in or purchased by us will be arranged for us by a licensed California real estate broker.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax considerations relating to the initial purchase, ownership and disposition of the secured notes by U.S. and non-U.S. holders. This discussion is a summary only and is not a complete analysis of all the potential tax considerations relating to the purchase, ownership and disposition of the secured notes. We have based this summary on the U.S. federal income tax laws in effect as of the date of this prospectus. However, these laws may change with possible retroactive effect. In addition, we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to any tax consequences of purchasing, owning or disposing of secured notes. Thus, the IRS could challenge one or more of the tax consequences or matters described in this prospectus.

This discussion is limited to purchasers of secured notes who acquire the secured notes from us in the initial offering and hold the secured notes as capital assets for federal income tax purposes. This discussion does not address all possible tax consequences that may be applicable to you in light of your specific circumstances. For instance, this discussion does not address the alternative minimum tax provisions of the Internal Revenue Code of 1986, or the “Code,” or special rules applicable to some categories of investors, like some financial institutions, insurance companies, tax-exempt organizations, dealers in securities, real estate investment trusts, regulated investment companies, or persons who hold secured notes as part of a hedge, conversion or constructive sale transaction, straddle or other risk reduction transaction, that may be subject to special rules. This discussion also does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction or U.S. estate and gift tax law as applicable to U.S. holders.

If you are considering the purchase of a secured note, you should consult your own tax advisors as to the particular tax consequences to you of acquiring, holding or otherwise disposing of the secured notes, including the effect and applicability of state, local or foreign tax laws.

As used in this discussion, the term U.S. holder means a holder of a secured note that is:

•	for United States federal income tax purposes, a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision of the United States or other entity characterized as a corporation or partnership for federal income tax purposes;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust, the administration of which is subject to the primary supervision of a court within the United States and which has one or more United States persons with authority to control all substantial decisions, or if the trust was in existence on August 20, 1996, and has elected to continue to be treated as a United States trust.

For the purposes of this discussion, a non-U.S. holder means any holder other than a U.S. holder.

Characterization of the Secured Notes

The federal income tax consequences of owning secured notes are dependent upon the characterization of the secured notes as debt of our company for federal income tax purposes, rather than as equity interests in our company or a partnership among the holders of the secured notes and our company. We believe that the secured notes have been structured in a manner that will allow the secured notes to be characterized as our debt for federal income tax purposes. However, this is only our belief, and no ruling from the service or an opinion of counsel has been sought in this regard. Thus, the IRS could successfully challenge this characterization.

In the event the secured notes are treated as equity interests in our company, the secured notes would be deemed to be ownership interests in a taxable corporation for federal tax purposes. Similarly, if the secured notes were deemed to be equity interests in a partnership among the holders of secured notes and our company, the holders likely would be deemed to own interests in a publicly traded partnership taxable as a corporation since the safe harbors to the application of the publicly traded partnership rules likely would not be available.

In either event, adverse tax consequences would result to holders. For example, payments of interest and principal on the secured notes would be treated as corporate distributions and dividends to the extent our company has current or accumulated earnings and profits. The entire amount of any dividends would be taxable to holders of the secured notes as ordinary income. Distributions and dividends are not deductible by corporations and publicly traded partnerships taxable as corporations. Thus, payments on the secured notes would not be deductible by our company if the secured notes were deemed to be equity interests. In most cases, if the secured notes were deemed to be equity interests, our company would have less available cash to make payment on the secured notes and would not continue to be eligible to elect to be an S corporation.

In addition to the above, treatment of the secured notes as equity interests could have other adverse effects on some holders. For example, income to non-U.S. holders could (1) be subject to federal income tax withholding, (2) constitute unrelated business taxable income to some tax-exempt entities, including pension funds and some retirement accounts, and (3) cause the timing and amount of income that accrues to holders of secured notes to be different from that described below.

Because of these potential adverse effects, you are urged to consult your own tax advisors as to the tax consequences that may apply to your particular situation in the event the secured notes are re-characterized as equity interests and as to the likelihood the secured notes could be so re-characterized.

Federal Income Tax Treatment of our Company

Our company will be treated as an S corporation for federal income tax purposes and as a result does not generally pay federal income tax. Among the requirements for eligibility to be treated as an S corporation, an entity may issue only a single class of stock. An obligation which is denominated as debt for state law purposes may be treated as a second class of stock and thus cause an issuer to fail to qualify as an S corporation if the obligation would be treated as equity under general federal income tax principles and if a principal purpose of issuing the obligation is to circumvent the single class of stock limitation. The IRS has promulgated Treasury Regulations which, if satisfied, would provide that notwithstanding the foregoing, certain straight-debt obligations will not be treated as a second class of stock. We do not, however, expect that we will qualify for the benefits of this safe harbor. In addition, we do not intend to seek an opinion of counsel concerning the treatment of any secured notes which we may issue. Therefore, potential secured noteholders should understand that the IRS may successfully assert that we are no longer eligible to be treated as an S corporation. In that case, the cash available for payment to the secured noteholders would be substantially reduced.

Taxable Mortgage Pools

In general, an entity which has the following characteristics will be treated as a taxable mortgage pool:

•	substantially all of its assets consist of debt obligations;

•	more than one-half of its assets consist of debt obligations secured by real estate;

•	the entity issues debt obligations secured by the foregoing assets which debt obligations have two or more maturities; and

•	the payments to be made on the entity’s debt obligations depend in large part on the payments to be received on the obligations which it holds as assets.

If we were treated as a taxable mortgage pool, we would be treated as a C corporation. In that event, the amount of cash available for payment to the secured noteholders would be significantly reduced because we would be taxable at the corporate level, and we would not continue to be eligible to elect to be an S corporation. We intend to acquire land and other assets so that we would fail the first criteria described above and would therefore not treated as a taxable mortgage pool. However, we do not intend to seek a ruling from the Internal Revenue Service or an opinion of counsel regarding treatment as a taxable mortgage pool and therefore cannot assure you that we will not be treated as a taxable mortgage pool.

Taxation of U.S. Holders

Stated Interest. Under general federal income tax principles, you must include stated interest in income in accordance with your method of tax accounting. Accordingly, if you are using the accrual method of tax accounting, you must include stated interest in income as it accrues. If you are using the cash method of tax accounting, you must include stated interest in income as it is actually or constructively received.

Payments of interest to taxable holders of secured notes will constitute portfolio and not passive activity income for the purposes of the passive loss limitations of the Code. Accordingly, income arising from payment on the secured notes will not be subject to reduction by losses from passive activities of a holder.

Income attributable to interest payments on the secured notes may be offset by investment expense deductions, subject to the limitation that individual investors may only deduct miscellaneous itemized deductions, including investment expenses, to the extent these deductions exceed 2% of the investor’s adjusted gross income. If you pay accrued interest when you purchase your secured note, you may deduct the accrued interest from the amount of the first interest payment that you receive when calculating your interest income.

Original Issue Discount. For secured notes we sell to you at 100% of their face amount, we intend to take the position that those secured notes will not be issued with original issue discount since the issue price of the secured notes will equal the stated redemption price at maturity. If a secured note is deemed to be issued with original issue discount, the accrual of interest income by its holder will be subject to the rules discussed below.

Original issue discount is defined generally as the excess of a debt instrument’s stated redemption price at maturity over its issue price, subject to a statutorily-defined de minimis exception, which is generally one-quarter of 1% of the debt instrument’s stated redemption price at maturity multiplied by the number of complete years to maturity from its issue date. The “stated redemption price at maturity” of a debt instrument is generally the sum of the debt instrument’s stated principal amount plus all other payments required, other than payments of “qualified stated interest.” Generally, “qualified stated interest” consists of interest that is unconditionally payable in cash or in property at least annually at a single fixed rate. The “issue price” of a debt instrument that is part of an issue of which a substantial part is sold for money is generally the purchase price of the debt instrument.

We believe that interest on the secured notes will be characterized as “qualified stated interest” for the purposes of calculating original issue discount. However, it may not be so treated. In the event interest on the secured notes is not treated as “qualified stated interest,” the secured notes could be deemed to be issued with original issued discount, or more original issue discount than anticipated, in which case the timing and amounts of income you realize could be affected.

If the secured notes are deemed to be issued with more original issue discount than the statutorily-defined de minimis amount discussed above, then you, regardless of your method of accounting, would be required to include in gross income, on a constant yield to maturity basis, the sum of the daily portions of original issue discount for the period during the taxable year you held the secured notes even though you may not receive a cash payment representing the original issue discount in that year. Any amount of original issue discount included in income would increase your tax basis in the secured note.

Bond Premium and Market Discount. The issue price for secured notes issued directly to you by us under this prospectus will have an issue price of $1,000 or less, which is equal to or less than the face amount of the secured note. In the event the secured notes have an issue price or are acquired for a price in excess of the face amount of the secured notes, the secured notes would be deemed to be issued with or acquired with bond premium. However, the amount of accrued interest you pay will not be included as part of the issue price or the price paid to acquire the secured notes. Secured notes acquired by a holder after the date of original issue for a price that is less than the face amount of the secured note will have market discount.

If the secured notes have bond premium, you may be able to elect to deduct the bond premium using a constant yield method over the remaining term of the secured notes as amortizable bond premium under Section 171 of the Code, provided that the secured notes are held as a capital asset. Except as provided in Treasury Department regulations, amortizable bond premium will be treated as an offset to interest income on the secured notes rather than as a separate deduction item. An election under Section 171 of the Code generally is binding once made and applies to all obligations owned or subsequently acquired by the taxpayer.

The market discount provisions of the Code generally provide that, subject to a statutorily-defined de minimis exception, if you acquire a debt instrument at a market discount and thereafter recognize gain on a disposition of the debt instrument, including a gift, the lesser of the gain or the portion of the market discount that accrued while the debt instrument was held by you will be treated as ordinary interest income at the time of the disposition. For this purpose, an acquisition at a market discount includes an acquisition, other than an acquisition at original issuance, resulting in a basis in the debt instrument below the debt instrument’s stated redemption price at maturity. If you acquire a debt instrument at a market discount, and do not elect to include the market discount in income on a current basis, as discussed below, you may be required to defer a portion of any interest incurred or maintained to purchase or carry the debt instrument until you dispose of the debt instrument in a taxable transaction.

You may elect to have market discount accrue on a constant interest rate basis, as opposed to a straight-line basis. The current inclusion election, once made, applies to all market discount obligations acquired by you on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If you elect to include market discount in income in accordance with the preceding sentence, the above rules with respect to the recognition of ordinary income on a sale or select other dispositions of a secured note and the deferral of interest deduction on indebtedness related to the secured note will not apply.

The secured notes provide that they may be redeemed, in whole or in part, before maturity. If some or all of the secured notes are redeemed, each holder of a secured note acquired at a market discount would be required to treat the principal payment as ordinary interest income to the extent of any accrued market discount on the secured notes.

Disposition of Secured Notes. In general, you will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a secured note measured by the difference between

•	the amount of cash and the fair market value of property received, excluding any portion of the payment that is attributable to accrued interest on the secured notes, and

•	your adjusted basis in the secured note as increased by any original issue discount or market discount previously included in income and decreased by any cash payments received, other than payments constituting qualified stated interest, and any amortizable bond premium deducted over the term of the secured note.

Subject to the market discount rules discussed above, any of this gain or loss generally will be long-term capital gain or loss, provided that the secured note was a capital asset in the hands of the holder and was held for more than one year. Non-corporate taxpayers generally are subject to a maximum federal income tax rate of 15% on net long-term capital gains.

The terms of the secured notes may be modified upon the consent of a specified percentage of holders and, in some instances, without consent of the holders. In addition, the secured notes may be assumed upon the occurrence of specific transactions involving our company. The modification or assumption of a secured note could, in some instances, give rise to a deemed exchange of a secured note for a new debt instrument for federal income tax purposes. If an exchange is deemed to occur by reason of a modification or assumption, you could realize gain or loss.

Considerations for Tax-Exempt Holders of Secured Notes

Holders of secured notes that are tax-exempt entities, including charitable corporations, pension, profit sharing or stock bonus plans, keogh plans, individual retirement accounts and some other employee benefit plans are subject to federal income tax on unrelated business taxable income. For example, net income derived from the conduct of a trade or business regularly carried on by a tax-exempt entity or by a partnership in which it is partner is treated as unrelated business taxable income.

A $1,000 special deduction is allowed in determining the amount of unrelated business taxable income subject to tax. Tax-exempt entities taxed on their unrelated business taxable income are also subject to the alternative minimum tax for items of tax preference which enter into the computation of unrelated business taxable income.

In general, interest income does not constitute unrelated business taxable income. Secured notes however, that under the debt-financed property rules, if tax-exempt holders of secured notes finance the acquisition or holding of secured notes with debt, interest on the secured notes will be taxable as unrelated business taxable income. The secured notes will be treated as debt-financed property if the debt was incurred to acquire the secured notes or debt was incurred after the acquisition of the secured notes so long as the debt would not have been incurred but for the acquisition and, at the time of the acquisition, the incurrence of the debt was foreseeable.

Tax-exempt persons who are members of a partnership will be deemed engaged in the trade or business of the partnership. Thus, if the secured notes are deemed to be equity interests in a partnership, interest payments on the secured notes could be treated as unrelated business taxable income. In addition, if we issue one or more classes of notes which are treated as a partnership as well as one or more classes of obligations treated as debt for tax purposes, the income derived from that partnership would be debt financed income. Investors who are tax-exempt entities are urged to consult their tax advisors with respect to the application of the foregoing provisions to their particular situations.

Non-U.S. Holders

The following discussion is a summary of the principal U.S. federal income consequences resulting from the ownership of the secured notes by non-U.S. holders. However, application of the U.S. federal income tax rules associated with non-U.S. holders is complex and factually sensitive. Thus, if you could be considered to be a non-U.S. holder, you are urged to consult your own tax advisors with respect to the application of the federal income tax rules for your particular situation.

Payments of Interest to Non-U.S. Holders. Subject to the discussion below under “Backup Withholding and Information Reporting,” payments of interest, including any accruals of original issue discount, received by a non-U.S. holder generally will not be subject to United States federal withholding tax, provided that:

•	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock,

•	the non-U.S. holder is not a controlled foreign corporation that is related to our company, actually or constructively, through stock ownership,

•	the beneficial owner of the secured note complies with the certification requirements, including delivery of a statement, signed by the holder under penalties of perjury, certifying that the holder is a foreign person and provides its name and address, or

•	the non-U.S. holder is entitled to the benefits of an income tax treaty under which the interest is exempt from United States withholding tax and the non-U.S. holder complies with the reporting requirements.

This exemption does not apply to market discount or to certain contingent interests. If a secured note is held through a securities clearing organization or other specified financial institutions (an “Intermediary”), the Intermediary may provide the relevant signed statement; in that case, however, unless the Intermediary is a “qualified” intermediary as defined under the Code, the signed statement provided by the Intermediary must be accompanied by a copy of a valid Form W-8BEN provided by the non-U.S. beneficial holder of the secured note.

Payments of interest not exempt from United States federal withholding tax as described above will be subject to a withholding tax at the rate of 30%, subject to reduction under an applicable income tax treaty. Payments of interest on a secured note to a non-U.S. holder generally will not be subject to

United States federal income tax, as opposed to withholding tax, unless the income is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States. You should consult your own tax advisor to determine the effects of the application of the United States federal withholding tax to your particular situation.

The portfolio interest exemption described above does not apply to market discount or to contingent interest. There can be no assurance that the Internal Revenue Service will not assert that interest on the notes constitutes contingent interest.

Disposition of the Secured Notes by Non-U.S. Holders. Subject to the discussion below under “Backup Withholding and Information Reporting,” a non-U.S. holder generally will not be subject to United States federal income tax, and generally no tax will be withheld, with respect to gains realized on the disposition of a secured note, unless (1) the gain is effectively connected with a United States trade or business conducted by the non-U.S. holder or (2) the non-U.S. holder is an individual who is present in the United States for 183 or more days during the taxable year of the disposition and other requirements are satisfied.

Non-U.S. Holders Subject to U.S. Income Taxation. If interest and other payments received by a non-U.S. holder with respect to the secured notes, including proceeds from the disposition of the secured notes, are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, or the non-U.S. holder is otherwise subject to United States federal income taxation on a net basis with respect to the holder’s ownership of the secured notes, or are individuals that have by operation of law become residents in the United States for federal income tax purposes, the non-U.S. holder generally will be subject to the rules described above applicable to U.S. holders of secured notes, subject to any modification provided under an applicable income tax treaty. These non-U.S. holders may also be subject to the “branch profits tax,” if the holder is a corporation.

Backup Withholding and Information Reporting

Non-corporate U.S. holders may be subject to backup withholding at a rate of 28% on payments of principal, premium and interest on, and the proceeds of the disposition of, the secured notes for taxable years 2003-2010. For payments made after the taxable year 2010, the backup withholding rate is increased to 31%. In general, backup withholding will be imposed only if the U.S. holder:

•	fails to furnish its taxpayer identification number (“TIN”), which, for an individual, would be his or her Social Security number,

•	furnishes an incorrect TIN,

•	is notified by the IRS that it has failed to report payments of interest or dividends, or

•	under some circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has been notified by the IRS that it is subject to backup withholding tax for failure to report interest or dividend payments.

In addition, the payments of principal and interest to U.S. holders generally will be subject to information reporting. You should consult your tax advisors regarding your qualification for exemption from backup withholding and the procedure for obtaining an exemption, if applicable.

Backup withholding generally will not apply to payments made to a non-U.S. holder of a secured note who provides the certification that it is a non-U.S. holder, and the payor does not have actual knowledge that a certificate is false, or otherwise establishes an exemption from backup withholding. Payments by a United States office of a broker of the proceeds of a disposition of the secured notes generally will be subject to backup withholding at a rate of 28% for payments made in taxable years 2003-2010; increasing to 31% thereafter unless the non-U.S. holder certifies it is a non-U.S. holder under penalties of perjury or otherwise establishes an exemption. In addition, if a foreign office of a foreign custodian, foreign nominee or other foreign agent of the beneficial owner, or if a foreign office of a foreign “broker” pays the proceeds of the sale of a secured note to the seller, backup withholding and information reporting will not apply provided that the nominee, custodian, agent or broker is not a “United States related person,” or a person which derives more than 50% of its gross income for some periods from the conduct of a trade or business in the United States or is a controlled foreign corporation. The payment by a foreign office of a broker that is a United States person or a United States related person of the proceeds of the sale of secured notes will not be subject to backup withholding, but will be subject to information reporting unless the broker has documentary evidence in its records that the beneficial owner is not a United States person for purposes of the backup withholding and information reporting requirements and other conditions are met, or the beneficial owner otherwise establishes an exemption.

The amount of any backup withholding imposed on a payment to a holder of a secured note will be allowed as a credit against the holder’s United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

STATE TAXES

We make no representations regarding the tax consequences of the purchase, ownership or disposition of the secured notes under the tax laws of any state. You should consult your own tax advisors regarding these state tax consequences.

ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, or “ERISA,” and Section 4975 of the Code impose restrictions on employee benefit plans subject to ERISA or plans or arrangements subject to Section 4975 of the Code and on persons who are parties in interest or disqualified persons with respect to the plans. Some employee benefit plans, like governmental plans and church plans, if no election has been made under Section 410(d) of the Code, are not subject to the restrictions of Title I of ERISA, and assets of these plans may be invested in the secured notes without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any governmental or church plan like these which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules. Any plan fiduciary which proposes to cause a plan to acquire any of the secured notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the plan’s acquisition and ownership of the secured notes. Investments by plans are also subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a plan’s investments be made in accordance with the documents governing the plan.

Prohibited Transactions

General. Section 406 of ERISA prohibits parties in interest with respect to a plan from engaging in select transactions involving a plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes or, in some cases, a civil penalty may be assessed under Section 502(i) of ERISA, on parties in interest which engage in non-exempt prohibited transactions. Section 502(i) of ERISA requires the Secretary of the United States Department of Labor (“Labor”) to assess a civil penalty against a fiduciary who breaches any fiduciary responsibility under, or commits any other violation of, part 4 of Title I of ERISA, or any other person who knowingly participates in the breach or violation.

Plan Asset Regulation. Labor has issued final regulations concerning the definition of what constitutes the assets of a plan for purposes of ERISA and the prohibited transaction provisions of the Code. The plan asset regulations describe the circumstances where the assets of an entity in which a plan invests will be considered to be “plan assets” so that any person who exercises control over the assets would be subject to ERISA’s fiduciary standards. Generally, under the plan asset regulation, when a plan invests in another entity, the plan’s assets do not include, solely by reason of the investment, any of the underlying assets of the entity. However, the plan asset regulation provides that, if a plan acquires an “equity interest” in an entity that is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the plan investor unless exceptions apply. If the secured notes were deemed to be equity interests for this purpose and no statutory, regulatory or administrative exception applies, our company could be considered to hold plan assets by reason of a plan’s investment in the secured notes. These plan assets would include an undivided interest in any assets held by our company. In this case, providers of services to our company may be parties in interest with respect to the plans, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA, and to Section 4975 of the Code with respect to transactions involving our company’s assets. Under the plan asset regulation, the term “equity interest” is defined as any interest in an entity other than an instrument that is treated as indebtedness under “applicable local law” and which has no “substantial equity features.” Although the plan asset regulation is silent with respect to the questions of which law constitutes “applicable local law” for this purpose, Labor has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the plan asset regulation, Labor declined to provide a precise definition of what features are equity features or the circumstances under which the features would be considered “substantial,” noting that the question of whether a plan’s interest has substantial equity features is an inherently factual one, but that in making that determination it would be appropriate to take into account whether the equity features are such that a plan’s investment would be a practical vehicle for the indirect provision of investment management services. We believe that the secured notes will be classified as indebtedness without substantial equity features for ERISA purposes. However, if contrary to our belief that the secured notes constitute indebtedness, the secured notes are deemed to be equity interests in our company or a partnership among the holders of secured notes and our company, and no statutory, regulatory or administrative exception applies, our company or the partnership could be considered to hold plan assets by reason of a plan’s investment in the secured notes.

Depending on the relevant facts and circumstances, prohibited transaction exemptions may apply to the purchase or holding of the secured notes—for example, Prohibited Transaction Class Exemption (“PTE”) 96-23, which exempts some transactions effected on behalf of a plan or by an “in-house asset manager”; PTE 95-60, which exempts some transactions between insurance company general accounts and parties in interest; PTE 91-38, which exempts some transactions between bank collective investment funds and parties in interest; PTE 90-1, which exempts some transactions between insurance company pooled separate accounts and parties in interest; or PTE 84-14, which exempts some transactions effected on behalf of a plan by a “qualified professional asset manager.” However, there can be no assurance that any of these exemptions will apply with respect to any plan’s investment in the secured notes, or that the exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment.

Any plan fiduciary considering whether to purchase any secured notes on behalf of a plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment. Before purchasing any secured notes, a fiduciary of a plan should make its own determination as to whether our company, as borrower on the secured notes, is a party in interest with respect to the plan, the availability of the exemptive relief provided in the plan asset regulation and the availability of any other prohibited transaction exemptions. In addition, purchasers that are insurance companies should consult their own ERISA counsel with respect to their fiduciary responsibilities associated with their purchase and ownership of the secured notes, including any responsibility under the Supreme Court case, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank.

PLAN OF DISTRIBUTION

Offering of Secured Notes

We are offering up to $75,000,000 in principal amount of secured notes on a continuous best efforts basis for a period ending not later than                     , 2004. The secured notes will be sold at their face value, $1,000 per secured note, plus accrued interest from and including the first day of the month in which the secured note is issued to, but excluding, the date of issue. You must purchase at least $5,000 in principal amount of secured notes, plus accrued interest from the first day of the month of issuance. Additional amounts may be purchased in increments of $1,000, plus accrued interest. Our board of directors may increase or decrease the minimum purchase requirement at any time and so long as the change is in compliance with any applicable securities laws. There is no minimum amount of secured notes that must be sold before we use the proceeds. Proceeds will not be returned to investors if we sell less than all of the $75,000,000 in secured notes being offered in this prospectus.

While officers and directors may purchase the secured notes offered by this prospectus without limitation, none of them has committed to do so.

Marketing Arrangements

We intend to retain from time to time broker-dealers that are members of the NASD to consult with and advise us and to assist in the sale of secured notes in the offering on a continuous best efforts basis. No broker-dealer has any obligation to take or purchase any secured notes. A broker-dealer is expected to assist us in the offering as follows:

•	in conducting informational meetings for subscribers and other potential purchasers;

•	in keeping records of all subscriptions; and

•	in training and educating our employees regarding the mechanics and regulatory requirements of the offering process.

These broker-dealers will receive sales commissions ranging from 3.5% to 9.5% of the aggregate principal amount of the secured notes they sell in the offering, depending on the class of secured notes sold. Depending on market conditions, the secured notes may be offered for sale in the offering on a continuous best efforts basis by a selling group of selected broker-dealers agreed on by a broker-dealer and us. In addition, we may reimburse the broker-dealers for reasonable out-of-pocket expenses actually incurred, including expenses related to attorneys’ fees and costs, not to exceed $200,000 in the aggregate. We expect to agree to indemnify one or more broker-dealers against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments they may be required to make in respect of those liabilities. If we retain a broker-dealer to assist us in the offer and sale of the secured notes as an underwriter, we will file an amendment to this prospectus identifying the broker-dealer and the terms of their engagement.

In addition to NASD member broker-dealers Messrs. Carder, Horton, Nielsen and Back may participate in the offering of our notes in reliance on the exemption from being deemed a broker-dealer as set forth in Rule 3a-4-1 promulgated under the Securities Exchange Act of 1934, as amended, in those jurisdictions where sales by these persons are permitted. These officers will not receive any selling compensation in connection with the offering of our notes, and any offers and sales by officers will be made only in compliance with applicable state securities laws.

LEGAL MATTERS

The legality of the secured notes offered by this prospectus, and certain federal income tax matters, are being passed upon for us by the law firm of Kutak Rock LLP, Denver, Colorado.

EXPERTS

The developmental stage enterprise financial statements of our company as of April 30, 2003 and for the period from March 18, 2003 (inception) to April 30, 2003 appearing in this prospectus have been audited by Epstein, Weber & Conover PLC, certified public accountants, as contained in their report in the financial statements appearing elsewhere in this prospectus and are included in this prospectus in reliance upon that report given upon the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission under the Securities Act of 1933 for the secured notes being offered by this prospectus. This prospectus does not contain all of the information contained in the registration statement, as permitted by the rules and regulations of the SEC. For further information about us and the secured notes offered, see the registration statement and the exhibits filed with it. Statements contained in this prospectus regarding the contents of any contract or any other document referenced are not necessarily complete, and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy filed, each of those statements being qualified in all respects by that reference.

We are subject to the informational requirements of the Securities Exchange Act and, in compliance with this act, file periodic reports and other information with the SEC. Copies of the registration statement and other information filed by us with the SEC can be inspected and copied at the public reference facilities maintained by the SEC in Washington, D.C. at 450 Fifth Street, NW, Washington, DC 20549. Copies of all or any part of the registration statement may be obtained from the Public Reference Room of the SEC in Washington, D.C. upon the payment of the fees prescribed by the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a World Wide Web site that contains reports, proxy statements and other information regarding registrants like us, that file electronically with the SEC at the following Internet address: (http://www.sec.gov). We intend to furnish the holders of the secured notes with annual reports containing audited financial statements and with quarterly reports for the first three quarters of each year containing unaudited interim financial information, to the extent required by the Exchange Act.

Index to Financial Statements

Terra Capital Group, Inc. (A Development Stage Enterprise)

Page

Unaudited Financial Statements as of and for the period since inception on March 18, 2003 to August 31, 2003 and, where indicated with an asterisk (*), for the four month period ending August 31, 2003:

Audited Financial Statements as of and for the period since inception on March 18, 2003 to April 30, 2003:

Terra Capital Group, Inc.

(A Development Stage Enterprise)

Unaudited Balance Sheet

August 31, 2003

Assets

Current assets:
Cash	$203,450

Total current assets	203,450

Non-current assets:
Deposits – Non-Current	6,303
Deferred Offering Costs	79,832
Office Equipment	2,378
Organizational costs	3,350

Total non-current assets	91,863

Total assets	$295,313

Liabilities and shareholders’ equity

Current liabilities:
Accrued expenses	$69,036

Shareholders’ Equity:
Common stock (200,000 shares authorized; 10,000 shares issued and outstanding) $.001 par value	10
Paid in capital	224,990
Retained earnings	1,277

Total shareholders’ equity	226,277

Total liabilities and shareholders’ equity	$295,313

See accompanying notes to financial statements

Terra Capital Group, Inc.

(A Development Stage Enterprise)

Unaudited Statement of Operations

	From Inception	Four Month Period Ending
	August 31, 2003
Net revenues	$—	$—

Costs and expenses:
Miscellaneous expenses	200	20

Total	200	20

Operating loss	200	20

Other income/expenses:
Interest income	1,477	1,104

Net income	$1,277	$1,084

Net income per share-basic and diluted	$0.13	$0.11

Weighted average number of common stock equivalents	10,000	10,000

See accompanying notes to financial statements

Terra Capital Group, Inc.

(A Development Stage Enterprise)

Unaudited Statements of Cash Flows

	From Inception	Four Month Period Ending
	August 31, 2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,277	$1,084
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in deferred offering costs	(79,832)	(51,858)
Increase in accrued expenses	69,036	43,062
Increase in deposits-non-current	(6,303)	(6,303)

Net cash used in operating activities	(15,822)	(14,015)

CASH FLOWS (USED IN) INVESTING ACTIVITIES:
Payments for capitalized organization costs	(3,350)	—

Payments for office equipment	(2,378)	(2,378)

Net cash (used in) investing activities	(5,728)	(2,378)

CASH FLOW (USED IN) FINANCING ACTIVITIES:
Proceeds from issuance of common shares	225,000	—

Net cash provided by financing activities	225,000	—

Increase (decrease) in cash	203,450	(16,393)
Cash at beginning of period	—	219,843

Cash at August 30, 2003	$203,450	$203,450

See accompanying notes to financial statements

Terra Capital Group, Inc.

(A Development Stage Enterprise)

Unaudited Statement of Stockholders’ Equity

For the Period ending August 31, 2003

	Common Stock		Additional Paid-in Capital	Retained Earnings	Total
	Shares	Amount
Balance at April 30, 2003	10,000	$10	$224,990	$193	$225,193

Net income for the period ending August 31, 2003	—	—	—	1,084	1,084

BALANCE AUGUST 31, 2003	10,000	$10	$224,990	$1,277	$226,277

See accompanying notes to financial statements

TERRA CAPITAL GROUP, INC.

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

August 31, 2003

(Unaudited)

(1) ORGANIZATION AND OPERATIONS

Terra Capital Group, Inc. was formed on March 18, 2003 and all activities to date have been related to the formation of the business and preparation for an offering of $75,000,000 in secured principal amount notes. Terra Capital Group, Inc. (“Terra”) was formed to, among other things, originate loans to real estate developers for the acquisition and development of real estate and to purchase land as land bankers for subsequent resale to real estate developers primarily in the Phoenix, Arizona metropolitan area, but also potentially including metropolitan areas in other Western states including, but not limited to, Nevada, California and Utah. Terra will operate on a calendar year-end.

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. All adjustments that, in the opinion of management are necessary for a fair presentation of the results of operations for the interim periods have been made and are of a recurring nature unless otherwise disclosed herein. The results of operations for the four-months ended August 31, 2003 are not necessarily indicative of the results that will be realized for the entire fiscal year. These financial statements should be read in conjunction with the Company’s audited financial statements and other information contained in Form SB-2.

(2) SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and all highly liquid investments with maturity of three months or less when purchased.

Management Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Office Equipment

Equipment is stated at cost. Depreciation is being provided using the straight-line method over the estimated useful lives of three to five years.

Deferred Offering Costs

The Company has deferred costs incurred associated with the offering of its debt securities. These costs are primarily legal and accounting fees. These costs will be amortized over the term of the debt securities commencing upon the completion of the offering.

Income (Loss) Per Common Share

Basic income per share is computed using the weighted average number of shares of common stock outstanding for the period. The Company has a simple capital structure and therefore there is no presentation for diluted loss per share.

Fair Value of Financial Instruments

Financial instruments consist primarily of cash, and obligations under accrued expenses. The carrying amount of cash and accrued expenses approximates fair value because of the short maturity of those instruments. The Company has applied certain assumptions in estimating these fair values. The use of different assumptions or methodologies may have a material effect on the estimates of fair values.

Income Taxes

The Company has elected to be treated as an S-Corporation as prescribed under Section 1362 of the Internal Revenue Code. As an S-Corporation, items of income, loss, deductions and credits generated by the Company flow through directly to the stockholders and are included in the tax returns of the individual stockholders. Accordingly, no provision for income taxes has been included in the accompanying financial statements.

Recently Issued Accounting Standards

The Financial Accounting Standards Board has issued SFAS No. 141, Business Combinations, SFAS No. 142, Goodwill and Other Intangible Assets, SFAS No. 143, Asset Retirement Obligations and SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The Company has reviewed the provisions of the new accounting pronouncements and does not believe their adoption will have a material effect on its financial position and results of its operations.

In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated With Exit or Disposal Activities. This Standard requires costs associated with exit or disposal activities to be recognized when they are incurred. The requirements of SFAS No. 146 apply prospectively after December 31, 2002, and as such, the Company does not believe that there will be a material effect of implementing this provision.

(3) RELATED PARTY TRANSACTIONS

Terra has paid no salaries or benefits for officers or directors through August 30, 2003. Management does not intend to pay any salaries or benefits until such time as cash flows permit.

Terra currently conducts its operations in leased space which is provided without charge by the president of the Company. Terra is expected to move into permanent office space and commence rental payments prior to September 30, 2003.

(4) ACCRUED EXPENSES

To date the Company has incurred obligations to legal professionals in connection with organization of the entity and preparation of regulatory filings and related prospectus associated with the proposed debt offering.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of

Terra Capital Group, Inc.

We have audited the balance sheet of Terra Capital Group, Inc. (a Development Stage Company), as of April 30, 2003 and the related statements of operations, stockholders’ equity and cash flows for the period March 18, 2003 (date of inception) to April 30, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the financial position of Terra Capital Group, Inc. as of April 30, 2003 and the results of its operations and cash flows for the period March 18, 2003 (date of inception) to April 30, 2003, in conformity with accounting principles generally accepted in the United States.

/s/ EPSTEIN, WEBER & CONOVER, P.L.C.

May 19, 2003

Scottsdale, Arizona

Terra Capital Group, Inc.

(A Development Stage Enterprise)

Balance Sheet

April 30, 2003

Assets

Current assets:
Cash	$219,843

Total current assets	219,843

Non-current assets:
Deferred offering costs	27,974
Organizational costs	3,350

Total non-current assets	31,324

Total assets	$251,167

Liabilities and shareholders’ equity

Current liabilities:
Accrued expenses	$25,974

Shareholders’ Equity:
Common stock (200,000 shares authorized; 10,000 shares issued and outstanding) $.001 par value	10
Paid in capital	224,990
Retained earnings	193

Total shareholders’ equity	225,193

Total liabilities and shareholders’ equity	$251,167

See accompanying notes to financial statements

Terra Capital Group, Inc.

(A Development Stage Enterprise)

Statement of Operations

From Inception on March 18, 2003 to April 30, 2003

Net revenues	$—

Costs and expenses:
Miscellaneous expenses	180

Total	180

Operating loss	180

Other income/expenses:
Interest income	373

Net income	$193

Net income per share-basic and diluted	$0.02

Weighted average number of common stock equivalents	10,000

See accompanying notes to financial statements

Terra Capital Group, Inc.

(A Development Stage Enterprise)

Statement of Cash Flows

From Inception on March 18, 2003 to April 30, 2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$193
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in deferred offering costs	(27,974)
Increase in accrued expenses	25,974

Net cash used in operating activities	(1,807)

CASH FLOWS (USED IN) INVESTING ACTIVITIES:
Payments for capitalized organization costs	(3,350)

Net cash used in investing activities	(3,350)

CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from issuance of common shares	225,000

Net cash provided by financing activities	225,000

Increase in cash	219,843
Cash at inception	—

Cash at April 30, 2003	$219,843

See accompanying notes to financial statements

Terra Capital Group, Inc.

(A Development Stage Enterprise)

Statement of Stockholders’ Equity

From Inception on March 18, 2003 to April 30, 2003

	Common Stock		Additional Paid-in Capital	Retained Earnings	Total
	Shares	Amount
MARCH 18, 2003	$—	$—	$—	$—	$—

Common Shares issued for cash	10,000	10	224,990		225,000

Net income for the period from inception to April 30, 2003	—	—	—	193	193

BALANCE APRIL 30, 2003	10,000	$10	$224,990	$193	$225,193

See accompanying notes to financial statements

Terra Capital Group, Inc.

(A Development Stage Enterprise)

Notes to Financial Statements

April 30, 2003

(1) ORGANIZATION AND OPERATIONS

Terra Capital Group, Inc. was formed on March 18, 2003 and all activities to date have been related to the formation of the business and preparation for an offering of $75,000,000 in secured principal amount notes. Terra Capital Group, Inc. (“Terra”) was formed to, among other things, purchase land as land bankers for subsequent development and sale to real estate developers and originate loans to real estate developers for the acquisition and development of real estate primarily in the Phoenix, Arizona metropolitan area, but also potentially including metropolitan areas in other Western states including, but not limited to, Nevada, California and Utah. Terra will operate with a calendar year-end.

(2) SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and all highly liquid investments with maturity of three months or less when purchased.

Management Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income (Loss) Per Common Share

Basic income per share is computed using the weighted average number of shares of common stock outstanding for the period. The Company has a simple capital structure and therefore there is no presentation for diluted loss per share.

Fair Value of Financial Instruments

Financial instruments consist primarily of cash, and obligations under accrued expenses. The carrying amount of cash and accrued expenses approximates fair value because of the short maturity of those instruments. The Company has applied certain assumptions in estimating these fair values. The use of different assumptions or methodologies may have a material effect on the estimates of fair values.

Income Taxes

The Company has elected to be treated as an S-Corporation as prescribed under Section 1362 of the Internal Revenue Code. As an S-Corporation, items of income, loss, deductions and credits generated by the Company flow through directly to the stockholders and are included in the tax returns of the individual stockholders. Accordingly, no provision for income taxes has been included in the accompanying financial statements.

Recently Issued Accounting Standards

The Financial Accounting Standards Board has issued SFAS No. 141, Business Combinations, SFAS No. 142, Goodwill and Other Intangible Assets, SFAS No. 143, Asset Retirement Obligations and SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The Company has reviewed the provisions of the new accounting pronouncements and does not believe their adoption will have a material effect on its financial position and results of its operations.

In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated With Exit or Disposal Activities. This Standard requires costs associated with exit or disposal activities to be recognized when they are incurred. The requirements of SFAS No. 146 apply prospectively after December 31, 2002, and as such, the Company does not believe that there will be a material effect of implementing this provision.

(3) RELATED PARTY TRANSACTIONS

Terra has paid no salaries or benefits for officers or directors through April 30, 2003. Management does not intend to pay any salaries or benefits until such time as cash flows permit.

Terra currently conducts its operations in leased space which is provided without charge by the president of the Company. Terra is expected to move into permanent office space and commence rental payments prior to July 1, 2003.

(4) ACCRUED EXPENSES

To date the Company has incurred obligations to legal professionals in connection with organization of the entity and preparation of regulatory filings and related prospectus associated with the proposed debt offering.

* * * * * * *

You should only rely on the information contained in this prospectus. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to distribute or sell these securities in any jurisdiction where the distribution or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

[Until                  ,             , all dealers that effect transactions in these secured notes, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.]

Up to

$75,000,000

Terra Capital Group, Inc.

[LOGO]

CLASS A, CLASS B AND CLASS C SECURED

NOTES

PROSPECTUS

                    , 2003

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Section 78.7502 of the Nevada Revised Statutes provides a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action suit or proceeding.

Our Certificate of Incorporation provides for indemnification of our officers and directors against all liability and expense to the fullest extent permitted by the Nevada Revised Statutes, including eliminating or limiting the personal liability of our officers and directors to us and our shareholders for damages for breach of fiduciary duty as a director or officer. Moreover, our Bylaws provide indemnity to our officers and directors which affects such a person’s liability while acting in a corporate capacity. Accordingly, our officers and directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act or omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Item 25. Other Expenses of Issuance and Distribution.

We will pay all expenses in connection with the registration and sale of the secured notes specified in this prospectus. The estimated expenses of issuance and distribution are set forth below.

SEC Registration Fees	$6,067.50
NASD Filing Fees	$8,000
Blue Sky Qualification Fees and Expenses(1)	$20,000
Trustee Fees(1)	$5,000
Printing Fees and Expenses(1)	$45,000
Legal Fees(1)	$90,000
Accounting Fees(1)	$5,000
Miscellaneous(1)	$20,137

Total	$200,000

(1)	Estimated.

Item 26. Recent Sales of Unregistered Securities.

On March 31, 2003, we sold 10,000 shares of our common stock, par value $.001 per share, to an initial group of 8 investors at a price of $25 per share, in minimum increments of $25,000. Of these 10,000 shares, we sold 7,000 shares to our officers and directors and 3,000 shares to sophisticated investors who are accredited investors within the meaning of Regulation D under the Securities Act. We provided all information requested by such investors prior to their investment in our common stock.

The issuances of securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. We made the determination that each investor had enough knowledge and experience in finance and business matters to evaluate the risks and merits of the investment. There was no general solicitation or general advertising used to market the securities. All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

Item 27. Exhibits

The following is a list of exhibits filed with this Registration Statement:

EXHIBIT	DESCRIPTION

3.01	Articles of Incorporation of Terra Capital Group, Inc.(1)

3.02	Bylaws of Terra Capital Group, Inc.(1)

4.01	Form of Indenture.

5.01	Opinion of Kutak Rock LLP as to the validity of the secured notes.

8.01	Opinion of Kutak Rock LLP as to tax matters.

10.01	Lease dated August 20, 2003, between Terra Capital Group, Inc. and Gainey Ranch Financial Limited Partnership, L.L.P.

23.01	Consent of Epstein, Weber & Conover PLC.

23.02	Consent of Kutak Rock LLP (included as part of Exhibit 5.01 and 8.01).

24.01	The Power of Attorney included on Page II-5 of the Registration Statement filed on May 29, 2003 is incorporated herein by reference.

24.02	The Power of Attorney included on Page II-5 of the Registration Statement.

25.01	Statement of Eligibility of the Trustee.

(1)	Previously filed.

Item 28. Undertakings

(a) The undersigned Registrant hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events arising which, individually or together, represent a fundamental change in the information in the registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) The undersigned registrant will:

(1) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) For the purpose of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act will be governed by the final adjudication of such issue.

(d) To file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing holders. Each sticker supplement will disclose all compensation and fees received by the officers and directors and affiliates thereof in connection with any such acquisition. The post-effective amendment shall include financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for operating properties acquired during the distribution period.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Phoenix, State of Arizona on September 29, 2003.

TERRA CAPITAL GROUP, INC.

By:	/s/ Stephen J. Carder
Name:	Stephen J. Carder
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, whose signatures appear below, hereby constitute and appoint Stephen Carder their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as full and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen J. Carder Stephen Carder	President, Chief Executive Officer and Director	September 29, 2003

/s/ John Back John Back	Vice President, Chief Operating Officer and Director	September 29, 2003

*** Mike Horton	Vice President of Business Development and Director	September 29, 2003

/s/ Gary L. Nielsen Gary L. Nielsen	Vice President of Finance, Chief Financial Officer and Director (Principal financial officer and principal accounting officer)	September 29, 2003

/s/ Gary Long Gary Long	Director	September 29, 2003

*** Craig Primas	Director	September 29, 2003

*** Telford Walker	Director	September 29, 2003

*** By	/s/ Stephen J. Carder
Stephen Carder, as ATTORNEY-IN-FACT

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

4.01	Form of Indenture.

5.01	Opinion of Kutak Rock LLP as to the validity of the secured notes.

8.01	Opinion of Kutak Rock LLP as to tax matters.

10.01	Lease dated August 20, 2003, between Terra Capital Group, Inc. and Gainey Ranch Financial Limited Partnership, L.L.P.

23.01	Consent of Epstein, Weber & Conover PLC.

23.02	Consent of Kutak Rock LLP (included as part of Exhibit 5.01 and 8.01).

24.01	The Power of Attorney included on Page II-5 of the Registration Statement filed on May 29, 2003 is incorporated herein by reference.

24.02	The Power of Attorney included on Page II-5 of the Registration Statement.

25.01	Statement of Eligibility of the Trustee.